Exhibit 10.36

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

MORTGAGE WAREHOUSE AGREEMENT

by and between

AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY,

and

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

AGREEMENT DATE:
JULY 29, 2020

AGREEMENT NO.:
4905

MORTGAGE WAREHOUSE AGREEMENT

THIS MORTGAGE WAREHOUSE AGREEMENT (this “Agreement”) is made and entered into as of JULY 29, 2020 (the “Agreement Date”) (but effective as of the Effective Date) between AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“Seller”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A.                                   Seller is actively engaged in Mortgage Loan Activities (as defined below).

B.                                    Seller is seeking additional funding sources for its Mortgage Loan Activities through the sale of Participation Interests (as defined below) in Mortgage Loans (as defined below) generated by such Mortgage Loan Activities.

C.                                    Bank is, among other things, in the business of purchasing participation interests in Mortgage Loans.

D.                                    Seller shall have no obligation to offer for sale, and Bank shall have no obligation to purchase, Participation Interests in such Mortgage Loans.  However, Seller and Bank desire to set forth the terms under which such offers and purchases, if any, can be made

AGREEMENT

NOW, THEREFORE, for and in consideration of the covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1                                           Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepted Lending Practices” shall mean the loan origination practices to be observed by the originators of the Mortgage Loans, which practices shall be conducted:  (a) in a commercially reasonable manner and in good faith; (b) in accordance with the provisions of this Agreement; (c) in accordance with all applicable Laws; (d) in accordance with the requirements (if any) of the Warehouse Program Guide (as amended by this Agreement); and (e) in a manner consistent with customary and usual standards of practice of prudent originators of residential mortgage loans.

“Accepted Servicing Practices” shall mean the loan servicing practices to be observed by Seller in connection with Participated Mortgage Loans, which practices shall be conducted:  (a) in a commercially reasonable manner and in good faith; (b) in accordance with the provisions of this Agreement; (c) in accordance with all applicable Laws; and (d) in a manner consistent with customary and usual standards of practice of prudent servicers of residential mortgage loans.

“Account” or “Accounts” shall mean any of the deposit accounts to be established and maintained pursuant to this Agreement, including:  (a) the Participation Account; (b) the Pledged Account; (c) the Remittance Account; (d) the Repayment Account; and (e) such other accounts as Bank may require Seller to establish pursuant to or in connection with this Agreement or any other Warehouse Document.  For the avoidance of doubt, the term “Account” shall not include any servicing or escrow accounts.

“Advance” shall mean each payment of funds by Bank to Seller pursuant to the terms of this Agreement to pay the Purchase Price for the purchase of a Participation Interest.  Such payment by Bank to Seller of the Purchase Price for a Participation Interest shall be effected through the delivery by Bank on behalf of Seller of the proceeds of the related Advance directly to the applicable Funding Recipient, which proceeds shall be applied towards satisfying Seller’s obligations with respect to the applicable Mortgage Loan Transaction.  With respect to any Participated Mortgage Loan, an Advance shall be deemed to be made on the date on which funds are wired or otherwise transferred by Bank to the related Funding Recipient regardless of whether funds are actually received by such Funding Recipient on the date of the initiation of such wire or other transfer.

“Advance Request Termination Date” shall mean the final date on which Seller may submit to Bank a Request, which date shall be the earlier to occur of:  (a) the date which is twelve (12) months after the Seller’s execution date; or (b) the date on which Seller’s rights hereunder to submit any and all Requests to Bank shall terminate pursuant to the provisions of this Agreement or any other Warehouse Document (including, pursuant to Sections 5.2, 5.3 or 9.2).

“Aged Participated Mortgage Loan” shall mean any Participated Mortgage Loan which does not constitute a Retired Participated Mortgage Loan on or after the sixtieth (60th) day after the Purchase Date for such Participated Mortgage Loan.

“Agency” shall mean FHA, FHLMC, FNMA, GNMA, VA or USDA.

“Agency Approvals” shall mean:  (a) all approvals and requirements of FNMA necessary for Seller to sell Eligible Mortgage Loans to FNMA and/or to service Eligible Mortgage Loans; (b) all approvals and requirements of FHLMC necessary for Seller to sell Eligible Mortgage Loans to FHLMC and/or to service Eligible Mortgage Loans; and (c) all approvals and requirements of GNMA for Seller to be an approved issuer of securities comprising any Eligible Mortgage Loans.

“Agreement Date” shall have the meaning given to such term in the first paragraph of this Agreement.  The Agreement Date is for reference purposes only in order to identify in the Warehouse Documents the date of this Agreement.  The effective date of this Agreement shall be the Effective Date.

“Agreement Termination Date” shall mean the date on which this Agreement shall terminate and cease to be in force and effect (except with respect to the provisions of this Agreement which expressly survive termination).  The Agreement Termination Date is the earlier to occur of:  (a) the date on which this Agreement shall terminate pursuant to Section 5.2(c); or (b) the date on which this Agreement shall otherwise terminate in accordance with the express terms of this Agreement or any other Warehouse Document.

“Bailee Letter” shall mean a letter, in form and substance as set forth in Exhibit 10 to the Custodial Agreement, delivered or caused to be delivered by Bank to any Take-Out Purchaser in connection with the proposed purchase of a Participated Mortgage Loan by such Take-Out Purchaser or its designee, which letter, among other things, directs such Take-Out Purchaser to hold, as bailee for Bank, the Mortgage Loan Documents for such Participated Mortgage Loan.

“Bank” shall mean TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, and its successors and assigns.

“Bank Document Deliverables” shall mean, with respect to any Participated Mortgage Loan, (a) the original of the fully executed Mortgage Note for such Participated Mortgage Loan, together with the Required Endorsements related thereto (including, without limitation, each original executed allonge required by Bank in connection therewith), (b) the Required Custodian Deliverables (as defined in the Section of Exhibit F entitled “Third-Party Custodian”) related to such Participated Mortgage Loan, but only if (and only during such time as) Seller is permitted pursuant to such Section to deliver or cause to be delivered to the Custodian any Bank Document Deliverables, and (c) any other agreements, files, records and other documents related to such Participated Mortgage Loan which are required to be delivered to Bank in connection with the purchase of the Participation Interest in such Participated Mortgage Loan pursuant to the Warehouse Program Guide (as amended by this Agreement) in effect as of the related Purchase Date.

“Bank Payment Deliverables” shall mean any and all checks, commercial paper, notes, cash or other forms of payment of any and all sums:  (a) required to be paid to Bank hereunder but which have been received by Seller (including any and all proceeds received by Seller from the sale of any Participated Mortgage Loan to a Take-Out Purchaser); or (b) received by Seller during the occurrence of an Event of Default which sums relate to any Participated Mortgage Loan.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect.

“Blanket Assignment” shall mean an assignment agreement in the form of Exhibit I, or in such other form required by Bank, executed and acknowledged by Seller and Bank, which evidences, among other things, the sale, transfer, assignment and conveyance by Seller to Bank of any and all Participation Interests in the Participated Mortgage Loans and the Mortgage loan Documents related thereto now or hereafter purchased by Bank from Seller upon the occurrence and continuation of an Event of Default.

“Borrower” shall mean any Person who is an obligor on or under a Mortgage Loan.

“Broker Originated Mortgage Loan” shall mean any Mortgage Loan which:  (a) is closed in the name of a mortgage broker as lender; and (b) is transferred and assigned by such mortgage broker to Seller, and upon such transfer and assignment Seller shall be the holder of the Mortgage Note for such Mortgage Loan and otherwise own all right, title and interest in and to such Mortgage Loan.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized or required to be closed under the Laws of the States of California or Texas.  Unless otherwise provided herein, the term “day” means a calendar day.

“Collateral” shall have the meaning given to such term in the UCC-1 financing statement attached hereto as Exhibit D.

“Correspondent Originated Mortgage Loan” shall mean any Mortgage Loan which:  (a) was not originated by Seller; (b) is not a Broker Originated Mortgage Loan; and (c) has or will be purchased by Seller from the holder of the Mortgage Note for such Mortgage Loan, and upon such purchase Seller shall be the holder of the Mortgage Note for such Mortgage Loan and otherwise own all right, title and interest in and to such Mortgage Loan.

“Custodial Agreement” shall mean that certain Custodial Agreement dated as of August 29, 2014, executed by Bank, Seller and the Custodian, as such agreement may be amended, supplemented, replaced or modified from time to time pursuant to the provisions of this Addendum.

“Custodian” shall mean Deutsche Bank National Trust Company or other Person designated by Bank and mutually acceptable to Seller, as Bank’s payment agent in connection with the transactions contemplated by this Agreement.

“Effective Date” shall mean the date this Agreement has been fully executed by both Seller and Bank, as set forth below their respective signature blocks hereto.

“Eligible Mortgage Loan” shall mean any Mortgage Loan:  (a) that is a Seller Originated Mortgage Loan or a Third-Party Originated Mortgage Loan; (b) that is in all material respects in compliance with the provisions of this Agreement or the Warehouse Program Guide (as amended by this Agreement) applicable to such Mortgage Loan; (c) for which all of the representations and warranties set forth in Section 6.10 shall be true, complete and correct on and as of the Purchase Date of a Participation Interest in such Mortgage Loan and at all times thereafter; and (d) which is otherwise acceptable to Bank in its commercially reasonable discretion on and as of such Purchase Date.

“Escrow Agent” shall mean, with respect to any Mortgage Loan, the title company or agency, approved in advance by Bank in its commercially reasonable discretion, which is responsible for the closing and funding of such Mortgage Loan.

“Event of Default” shall mean any of the events specified in Section 9.1.

“FHA” shall mean the Federal Housing Administration, or its successor.

“FHLMC” shall mean the Federal Home Loan Mortgage Corporation, or its successor.

“FNMA” shall mean the Federal National Mortgage Association, or its successor.

“Funding Recipient” shall mean, with respect to any Participated Mortgage Loan, Seller or such other Person to whom Bank shall directly pay the Purchase Price for the purchase of a Participation Interest in such Participated Mortgage Loan, as set forth in the related Request.

“Generally Accepted Accounting Principles” or “GAAP” shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all applicable periods, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

“GNMA” shall mean the Government National Mortgage Association, or its successor.

“Governmental Authority” shall mean any and all federal, state, county, municipal, city or other government department, commission, board, court, agency or any other instrumentality of any of them (including any Agency) having jurisdiction over Bank, Seller, the Mortgage Loans or any of the transactions contemplated herein.

“Law” or “law” shall mean any and all present and future law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, guideline, authorization or other direction or requirement of any Governmental Authority.  The terms “Law” and “law” include (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. Law No. 111-203, 124 Stat. 1376 (2010), and any and all Laws issued thereunder or in connection therewith, as may be amended from time to time (collectively, the “Dodd-Frank Act”), (b) the Interagency Appraisal and Evaluation Guidelines jointly issued on December 2, 2010 by the Office of the Comptroller of Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and the National Credit Union Administration, as the same may be amended from time to time (collectively, the “Interagency Appraisal Guidelines”), (c) the S.A.F.E. Mortgage Licensing Act of 2008 (12 U.S.C. §§ 5101 et seq.) and any and all applicable state Laws related thereto, as may be amended from time to time (collectively, the “S.A.F.E. Act”), and (d) any and all similar Laws from time to time in effect.

“Lien” shall mean any lien, mortgage, security interest, assignment, tax lien, pledge or encumbrance, or conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or any other interest in Property designed to secure the repayment of indebtedness.

“Loan Application” shall mean a completed application for the applicable Mortgage Loan in its final form, signed by all applicable Borrowers, and which is in compliance with all applicable Laws.

“Material Adverse Effect” shall mean any set of circumstances or events which with respect to Seller:  (a) could reasonably be expected to have a material adverse effect upon the validity, performance, or enforceability of any Warehouse Document against such Seller; (b) is or could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), properties, liabilities (actual or contingent), business operations or prospects of Seller; or (c) could reasonably be expected to materially impair the ability of Seller to perform its obligations under any Warehouse Document to which it is a party.

“Maximum Judgment Amount” shall mean the lesser of:  (a) [***]; or (b) at any particular time, the amount equal to [***] of the sum of Seller’s cash, cash equivalents (certificates of deposit and other depository accounts established at FDIC-insured banks), United States government-issued securities and other registered, unrestricted equity or debt securities which are publicly traded on a recognized United States exchange and have been approved by Bank, in its commercially reasonable discretion and which, in all events, are held in Seller’s name and are free and clear of all Liens (except Liens in favor of Bank).

“Maximum Participation Amount” shall mean an amount equal to THREE HUNDRED MILLION and No/100 Dollars ($300,000,000.00); provided, however, that during any Overline Period, the Maximum Participation Amount shall be the amount set forth for the same in the related Overline Confirmation for such Overline Period.

“Minimum Pledged Balance” shall mean good funds in an amount not less than [***]; provided, however, that during any Overline Period, the Minimum Pledged Balance shall be the amount set for the same in the related Overline Confirmation for such Overline Period.

“Mortgage Loan” shall mean a residential mortgage loan evidenced by a Mortgage Note and secured by a Security Instrument.

“Mortgage Loan Activities” shall mean the purchasing, processing, origination, administration, servicing and selling of Mortgage Loans by Seller and any other business activities related thereto or contemplated by this Agreement (including any activities related to Mortgage Loan Transactions).

“Mortgage Loan Collections” shall mean all checks, instruments, funds, and other property from time to time paid on, under or with respect to any Participated Mortgage Loan under any Mortgage Loan Document or otherwise related thereto, including, without limitation, all payments of principal, interest, fees, charges, costs, expenses, indemnities and other amounts, and all proceeds of sale of such Participated Mortgage Loan.

“Mortgage Loan Documents” shall mean, with respect to any Mortgage Loan, the Mortgage Note evidencing such Mortgage Loan, the Security Instrument securing such Mortgage Loan, and all other agreements, instruments and documents governing, evidencing, guaranteeing or relating to such Mortgage Loan, Mortgage Note or Security Instrument.

“Mortgage Loan File” shall mean, with respect to any Participated Mortgage Loan, any and all Mortgage Loan Documents and other agreements, files, records and other documents related to such Participated Mortgage Loan (including the related credit file and underwriting standards under which Seller approved such Participated Mortgage Loan).

“Mortgage Loan Transaction” shall mean:  (a) with respect to any Mortgage Loan that is a Seller Originated Mortgage Loan, the closing and funding of such Mortgage Loan by the applicable Escrow Agent; and (b) with respect to any Mortgage Loan that is a Third-Party Originated Mortgage Loan, the purchase and sale transaction pursuant to which Seller shall have purchased, fully paid for and shall own all right, title and interest in and to such Mortgage Loan (if a Correspondent Originated Mortgage Loan).

“Mortgage Note” shall mean, with respect to any Mortgage Loan, a promissory note evidencing such Mortgage Loan and secured by a Security Instrument.

“Mortgaged Property” shall mean, with respect to any Mortgage Loan, the Residential Real Property subject to a Security Instrument securing such Mortgage Loan.

“Outstanding Participation Balance” shall mean, at any given time, an amount equal to the aggregate sum of the outstanding Advances hereunder made by Bank for the purchase of Participation Interests in Participated Mortgage Loans which do not at such time constitute Retired Participated Mortgage Loans.

“Participated Mortgage Loan” shall mean any Mortgage Loan in which Bank has elected to purchase a Participation Interest from Seller pursuant to the terms and conditions of this Agreement.  A Mortgage Loan in which Bank has purchased a Participation Interest shall cease to be a Participated Mortgage Loan hereunder at such time as such Mortgage Loan is a Retired Participated Mortgage Loan.

“Participation Account” shall mean the deposit account established and maintained by Seller at Bank for the purpose of holding funds of Seller to be used to pay Seller’s Funding Amounts.  The account number for the Participation Account is identified in Schedule 1 to the Pledge Agreement.

“Participation Interest” shall mean, with respect to any Mortgage Loan, an undivided percentage ownership interest in all right, title and interest in, to and under such Mortgage Loan (including, all Mortgage Loan Collections payable on, and with respect to such Mortgage Loan, all of such Mortgage Loan Documents and all other obligations thereunder, all claims, suits, causes of action, and any other rights, known or unknown, against any of the related Borrower, guarantor or other Person relating to any of the foregoing, all collateral, guarantees and other security of or provided by any of the related Borrower or any other Person of any kind for or in respect to any and all of the foregoing, and all proceeds of any and all of the foregoing) purchased by Bank from Seller hereunder and owned by Bank.  The undivided percentage ownership interest of Bank in any such Mortgage Loan shall be equal to the Participation Percentage for such Mortgage Loan in effect from time to time.

“Participation Interest Rate” shall mean, with respect to any Participated Mortgage Loan, the per annum rate of interest payable to Bank in connection with such Participated Mortgage Loan and its Participation Interest therein, which rate shall be calculated as a variable rate equal to the greater of:  (a) the LIBOR Rate as of the related Purchase Date, as the LIBOR Rate may vary from day to day thereafter, plus [***]; or (b) the Participation Interest Rate Floor; provided, however, that the Participation Interest Rate for any Participated Mortgage Loan shall not at any time be greater than the maximum rate permitted under applicable Law.  For purposes of determining the Participation Interest Rate for any Participated Mortgage Loan, the “LIBOR Rate” means, with respect to a period of thirty (30) days, the London Interbank Offered Rate for deposits in United States Dollars (expressed as a percentage per annum) that is published or announced from time to time by Bloomberg or such other recognized commercial service selected by Bank, in its sole discretion; provided, however, if such rate is not available, the LIBOR Rate will be determined by an alternate method mutually acceptable to Bank and Seller.  Notwithstanding anything herein to the contrary, in no event shall the LIBOR Rate be less than zero percent (0.00%) per annum.  All interest hereunder shall be calculated on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

“Participation Interest Rate Floor” shall mean an interest rate equal to [***] per annum.

“Participation Percentage” shall mean, with respect to any Participation Interest in a Participated Mortgage Loan, a percentage of undivided ownership interest in such Participated Mortgage Loan equal to:  (a) the Standard Participation Percentage; or (b) if Bank elects, in its sole discretion, to make an Advance for the purchase of such Participation Interest which is greater or less than the amount equal to the Standard Participation Percentage multiplied by the outstanding principal amount of such Participated Mortgage Loan as of the related Purchase Date, then the amount of such Advance divided by such outstanding principal amount, expressed as a percentage; as the Participation Percentage for such Participated Mortgage Loan.  Upon any repurchase of all or any portion of Bank’s outstanding Participation Interest in any Participated Mortgage Loan by Seller hereunder, Bank’s then-current Participation Percentage in such Participated Mortgage Loan shall be adjusted pursuant to this Agreement to give effect to such repurchase.

“Party” shall mean each of Seller and Bank.

“Permitted Custodian Deliverables” shall mean, with respect to any Participated Mortgage Loan, such agreements, files, records and other documents related to such Participated Mortgage Loan (other than any Required Custodian Deliverables) permitted to be delivered to the Custodian pursuant to the Custodial Agreement.

“Permitted Encumbrances” shall mean, with respect to any Mortgage Loan:  (a) the Lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable pursuant to Accepted Lending Practices and specifically referred to in the lender’s title insurance policy delivered to the originator of such Mortgage Loan and which do not adversely affect the appraised value of the Mortgaged Property for such Mortgage Loan; and (c) other matters to which like properties are commonly subject which are acceptable pursuant to Accepted Lending Practices and do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument for such Mortgage Loan or the use, enjoyment, value or marketability of the related Mortgaged Property.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Pledge Agreement” shall mean, individually and collectively, each pledge or security agreement, in such form and content required by Bank, now or hereafter executed for the benefit of Bank in connection with this Agreement and the transactions contemplated hereby, including each agreement attached hereto as Exhibit B.

“Pledged Account” shall mean the depository account or accounts established and maintained by Seller at Bank for the purpose of holding funds of Seller to be used as a source of funds to pay the Repurchase/Sale Obligations.  The account number for the Pledged Account is identified in Schedule 1 to the Pledge Agreement.

“Proceeding” means any action, claim, investigation, lawsuit or other proceeding.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Date” shall mean, with respect to any Participated Mortgage Loan, the date and time of the Advance for the purchase by Bank of a Participation Interest in such Participated Mortgage Loan.

“Purchase Price” shall mean, with respect to a Participation Interest in any Mortgage Loan to be purchased by Bank, an amount equal to the outstanding principal amount of such Mortgage Loan on the related Purchase Date multiplied by the Bank’s Participation Percentage for such Participation Interest in such Mortgage Loan.

“Repayment Account” shall mean the deposit account established, owned and controlled by Bank, into which all proceeds from each sale of any Participated Mortgage Loan by Bank and Seller to a Take-Out Purchaser shall be funded and deposited, and such account and all funds deposited or maintained therein shall be disbursed and applied by Bank pursuant to the terms of this Agreement.  The account number for the Repayment Account is ********* or such other deposit account number designated by Bank from time to time as the Repayment Account in a written notice delivered by Bank to Seller pursuant to this Agreement.

“Remittance Account” shall mean the deposit account established and maintained by Seller at Bank into which Bank shall deposit all amounts, if any, which are required to be paid by Bank to Seller hereunder.

“Repurchase Price” shall mean, with respect to a Participation Interest in any Participated Mortgage Loan, the amount to be paid by Seller to Bank for the repurchase of such Participation Interest which is required by Bank to be repurchased by Seller from Bank pursuant to Section 4.8, which amount shall be equal to:  (a) the Purchase Price originally paid by Bank for the Participation Interest in such Participated Mortgage Loan, plus (b) all accrued and unpaid interest with respect to such Participation Interest at the Participation Interest Rate, plus (c) any charges incurred by or properly payable to Bank pursuant this Agreement, (d) all amounts (if any) received and applied by Bank hereunder, as of the date of such repurchase, towards payment of any of the foregoing with respect to such Participated Mortgage Loan.

“Repurchase/Sale Obligations” shall mean:  (a) any and all obligations of Seller, whether now existing or hereafter arising, to (i) arrange for the sale by and on behalf of the Parties of each Participated Mortgage Loan to a Take-Out Purchaser, and complete each such sale, as and when required pursuant to the terms and conditions of this Agreement, or (ii) repurchase all or any portion of Bank’s Participation Interest in each Participated Mortgage Loan as and when required pursuant to the terms and conditions of this Agreement; (b) any and all liabilities of Seller to Bank in connection with the obligations described in clause (a) of this sentence; and (c) any and all costs and expenses incurred by Bank in connection with the collection, administration or enforcement of all or any part of the obligations and liabilities described in clauses (a) and (b) of this sentence or the protection or preservation of, or realization upon, any collateral securing all or any part of such liabilities and obligations, including, without limitation, all reasonable external attorneys’ fees.

“Request” shall mean any request by Seller to Bank for the purchase by Bank from Seller of a Participation Interest in an Eligible Mortgage Loan and the Advance by Bank of funds for the Purchase Price for such Participation Interest, which Request shall be delivered by Seller to Bank in such manner and shall contain such information as may be required by Bank from time to time.

“Required Custodian Deliverables” shall mean, with respect to any Participated Mortgage Loan, such agreements, files, records and other documents related to such Participated Mortgage Loan required to be delivered to the Custodian pursuant to the Custodial Agreement.

“Required Endorsements” shall mean:  (a) with respect to any Mortgage Note related to a Third-Party Originated Mortgage Loan, the endorsement pursuant to applicable Law of such Mortgage Note by the original payee and any and all subsequent holders thereof prior to the purchase of such Mortgage Note by Seller; and (b) with respect any Mortgage Note related to a Third-Party Originated Mortgage Loan or a Seller Originated Mortgage Loan, at Bank’s election, either (i) the endorsement pursuant to applicable Law of such Mortgage Note in blank by Seller (which may, in Bank’s discretion, be evidenced by an original allonge, in form and content acceptable to Bank, executed by Seller and affixed to such Mortgage Note) or (ii) no endorsement of such Mortgage Note by Seller, if Bank shall have received and accepted a valid power of attorney, in form and content satisfactory to Bank, authorizing Bank to endorse such Mortgage Note for and on behalf of Seller.

“Residential Real Property” shall mean a single platted lot of land improved with a one-to-four family residence, or a condominium or planned unit development.

“Restricted Accounts” shall mean the Participation Account and the Pledged Account.

“Retained Percentage” shall mean, with respect to any Participated Mortgage Loan, the percentage of undivided ownership interest retained by Seller in such Participated Mortgage Loan, after giving effect to the sale by Seller and purchase by Bank of such Participation Interest hereunder, which percentage shall be, for any such Mortgage Loan, equal to the difference of one hundred percent (100.0%) less the Bank’s Participation Percentage in such Participated Mortgage

Loan.  Upon any repurchase of all or any portion of Bank’s outstanding Participation Interest in any Participated Mortgage Loan by Seller hereunder, Seller’s then-current Retained Percentage in such Participated Mortgage Loan shall be adjusted to give effect to such repurchase.

“Retired Participated Mortgage Loan” shall mean any Mortgage Loan in which Bank has purchased a Participation Interest:  (a) which has been subsequently sold in its entirety to a Take-Out Purchaser and the full amount of the Take-Out Purchase Price for such sale has been received and applied by Bank, all pursuant to the terms of this Agreement; (b) for which the Participation Interest in such Mortgage Loan has been subsequently repurchased in its entirety by Seller from Bank and the full amount of the Repurchase Price for such repurchase has been received and applied by Bank, all pursuant to the terms of this Agreement; or (c) for which the entire principal balance and all accrued interest for such Mortgage Loan has been subsequently paid in full by the related Borrower, and Bank’s pro rata share of such amounts (determined in accordance with Bank’s Participation Percentage and the Participation Interest Rate in effect from time to time with respect to such Mortgage Loan) have been received and applied by Bank, all pursuant to the terms of this Agreement.

“Security Instrument” shall mean, with respect to any Mortgage Loan, a full recourse mortgage or deed of trust securing such Mortgage Loan and granting a perfected first priority lien on the Residential Real Property related thereto.

“Seller” shall mean AMERIHOME MORTGAGE COMPANY, LLC, and its successors and assigns.

“Seller’s Funding Amount” shall mean, with respect to any Participated Mortgage Loan and the related Mortgage Loan Transaction, the total amount to be paid by Seller (through sources other than an Advance) in connection with such Mortgage Loan Transaction, which Seller’s Funding Amount shall be equal to the Total Funding Amount for such Participated Mortgage Loan less the Purchase Price for the Participation Interest therein.

“Seller Originated Mortgage Loan” shall mean any Mortgage Loan:  (a) originated by Seller and closed in the name of Seller as lender; or (b) with respect to which Seller is (or shall be upon the closing thereof) the holder of the Mortgage Note for such Mortgage Loan and otherwise owns all right, title and interest in and to such Mortgage Loan.

“Standard Participation Percentage” shall mean a percentage equal to One Hundred Percent (100.00%).

“Take-Out Purchase Agreement” shall mean, with respect to any Participated Mortgage Loan to be sold by Seller to any Take-Out Purchaser, a current, valid, binding and enforceable commitment issued by such Take-Out Purchaser in favor of Seller, and/or other written agreement or arrangement between such Take-Out Purchaser and Seller, to purchase such Participated Mortgage Loan (including any such commitment or agreement which does not specifically identify such Participated Mortgage Loan but which contemplates the purchase of Mortgage Loans by such Take-Out Purchaser from time to time), which Take-Out Purchase Agreement provides for a purchase price to be paid by such Take-Out Purchaser for such Participated Mortgage Loan.

“Take-Out Purchase Price” shall mean, with respect to any Participated Mortgage Loan to be sold by Seller to a Take-Out Purchaser pursuant to a Take-Out Purchase Agreement, the amount paid by such Take-Out Purchaser with respect to such Participated Mortgage Loan.  For the avoidance of doubt, if the Take-Out Purchase Price for any Participated Mortgage Loan is less than the Repurchase Price for the Participation Interest relating to such Participated Mortgage Loan, Seller shall be responsible for such shortfall and shall pay such amount to Bank pursuant to the terms of this Agreement.

“Take-Out Purchaser” shall mean (a) any Agency, (b) any Person approved in advance by Bank in its commercially reasonable discretion, who purchases or agrees to purchase any Participated Mortgage Loan pursuant to an Take-Out Purchase Agreement.

“Third-Party Originated Mortgage Loan” shall mean any Correspondent Originated Mortgage Loan or any Broker Originated Mortgage Loan.

“Title Policy” shall mean, an ALTA Loan Policy of Title Insurance, a standard Texas form of Loan Policy of Title Insurance, or such other insurance policy which is acceptable to an Agency, with such standard endorsements as may be reasonably required by Bank, issued by a nationally recognized title insurance company acceptable to an Agency.

“Total Funding Amount” shall mean, with respect to any Participated Mortgage Loan and the related Mortgage Loan Transaction, the total amount to be paid by Seller in connection with such Mortgage Loan Transaction (including amounts to be provided on behalf of Seller by Bank through the making of an Advance for the purchase of a Participation Interest in such Participated Mortgage Loan), as set forth in the related Request.

“UCC” shall mean the Uniform Commercial Code of the State of Texas or other applicable jurisdiction, as it may be amended from time to time.

“USDA” shall mean the United States Department of Agriculture, or its successor.

“VA” shall mean the United States Department of Veterans Affairs, or its successor.

“Warehouse Documents” shall mean this Agreement, the Blanket Assignment, the Pledge Agreement and any and all other agreements, instruments and documents evidencing, securing or pertaining to Bank’s discretionary purchase of Participation Interests in Mortgage Loans from Seller hereunder, as shall from time to time be executed and delivered to Bank by Seller or any other Person pursuant to or in connection with this Agreement or the transactions contemplated hereby, including each addendum to this Agreement (if any) executed by Bank and Seller, any future amendments hereto, or restatements hereof, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents and instruments.

“Warehouse Program Guide” shall mean, collectively, (a) the “Warehouse Lending Program Guide” issued by Bank and made available to Seller prior to execution of this Agreement, and (b) any amendments, modifications or supplements thereto from time to time by Bank, and including any notices or bulletins issued by Bank concerning the guidelines, procedures and requirements for the transactions contemplated by this Agreement, in each case as reasonably approved by Seller.  For the avoidance of doubt, any amendment, modification or supplement to the Warehouse Program Guide shall only be effective with respect to Requests made after Seller’s approval of such amendment, modification or supplement.

1.2                               Other Defined Terms.  In addition to the terms defined in Section 1.1, as used in this Agreement, other capitalized terms contained in this Agreement shall have the meanings assigned to them.

1.3                               Other Definitional Provisions.

(a)                                 All terms defined in this Agreement shall have the herein defined meanings when used in any document, certificate, report or other document, instrument, or writing made or delivered pursuant to this Agreement or any other Warehouse Document, unless the context therein shall otherwise require.

(b)                                 Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa.  The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

(c)                                  The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section; and the word “including,” as used herein, shall mean “including, without limitation.”

(d)                                 All references herein to “Articles” and “Sections” are, unless specified otherwise, references to articles and sections of this Agreement.  All references herein to an “Exhibit,” “Schedule” or “Addendum” are references to exhibits, schedules or addenda attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit, schedule or addendum attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

ARTICLE 2
PURCHASE OF PARTICIPATION INTERESTS

2.1                               Request for Purchase.

(a)                                 At any time prior to the Advance Request Termination Date, Seller may submit a Request to Bank for Bank to purchase a Participation Interest in one or more Eligible Mortgage Loans from Seller hereunder by delivering or causing to be delivered to Bank, by electronic data submission, as may be required by Bank from time to time, the information and other items for such Eligible Mortgage Loans required by Bank pursuant to the Warehouse Program Guide (as amended by this Agreement).

(b)                                 To assist Bank in making its decision whether to purchase a Participation Interest in any particular Eligible Mortgage Loan, Seller will timely provide Bank or Bank’s agents with the information and other items for such Eligible Mortgage Loan required by Bank pursuant to the Warehouse Program Guide (as amended by this Agreement).

(c)                                  Each submission of a Request shall be deemed to constitute a representation and warranty by Seller to Bank on the date of such Request and on the date of an Advance made by Bank to purchase a Participation Interest in any Mortgage Loan in connection with such Request that:  (i) such Request relates to an Eligible Mortgage Loan; and (ii) the information and materials submitted to Bank in connection with such Mortgage Loan and such Request are true, correct and complete in all material respects.

(d)                                 Each submission of a Request shall constitute Seller’s agreement, such that, if Bank elects to purchase from Seller a Participation Interest in the Mortgage Loan referenced in such Request, then effective upon payment by Bank to Seller of the Purchase Price for such Participation Interest pursuant to the terms of this Agreement, Seller shall have (and shall be conclusively deemed to have) irrevocably and unconditionally sold, transferred, assigned and conveyed to Bank, and Bank shall have (and shall be conclusively deemed to have) purchased and accepted from Seller, all of Seller’s right, title, and interest in, to and under such Participation Interest in such Mortgage Loan and the related Mortgage Loan Documents, and such sale, transfer, assignment and conveyance shall be evidenced by this Agreement.

2.2                               Decision to Purchase.  Each decision of Bank whether to purchase any Participation Interest in any Mortgage Loan from Seller hereunder shall be made by Bank in its sole and absolute discretion.  Bank shall be under no obligation hereunder to purchase any Participation Interest in any Mortgage Loan nor shall Bank have any obligation hereunder to purchase any minimum amount of Participation Interests in Mortgage Loans.  In each instance where a Request is submitted to Bank, Bank will make an independent decision whether to purchase a Participation Interest in any Mortgage Loan contemplated by the Request.  Bank may decline to purchase any Participation Interest in any Mortgage Loan for any reason.  The election of Bank to purchase a Participation Interest in any Mortgage Loan shall be evidenced by the making of an Advance by Bank for the payment of the Purchase Price related thereto.  If for any reason whatsoever Bank fails to make an Advance for the payment of the Purchase Price for a Participation Interest in any Mortgage Loan, then it shall be conclusive evidence of Bank’s election not to purchase a Participation Interest in such Mortgage Loan.

2.3                               Conditions to Each Purchase.  As a condition precedent to any purchase of a Participation Interest by Bank from Seller hereunder, in addition to all other requirements set forth herein, Seller shall deliver to Bank all of the following, each being duly executed, endorsed, notarized where applicable and delivered and in form and content satisfactory to Bank in its commercially reasonable discretion:

(a)                                 The information and other items required to be delivered to Bank pursuant to Section 2.1;

(b)                                 The representations and warranties of Seller contained in this Agreement and each other Warehouse Document (other than those representations and warranties which are, by their terms, expressly limited to the date of the agreement in which they were initially made) are true and correct in all material respects on and as of the date of such purchase;

(c)                                  If requested by Bank, a written certification from Seller that no Event of Default has occurred or is continuing as of the date of the Advance;

(d)                                 Seller has adequate available funds on deposit in the Participation Account in an amount not less than Seller’s Funding Amount for such Mortgage Loan; and

(e)                                  Such other documents as Bank may reasonably request at any time at or prior to the date of the first Advance hereunder or as a condition to any subsequent Advance hereunder, including any and each Pledge Agreement required by Bank to be executed in connection with the transactions contemplated by this Agreement.

Each submission of a Request shall be deemed to constitute a representation and warranty by Seller to Bank on the date of the applicable Advance made to purchase a Participation Interest in connection with such Request as to the facts and statements specified in clauses (a), (b), (c) and (d) immediately above and in Sections 5.1(e), (g) and (h) are true and correct in all material respects.  It is understood and agreed that Bank shall not make any Advance for the Purchase Price of any Participation Interest unless with respect thereto Bank is in receipt of all agreements and documents required to be delivered to Bank under this Agreement and all other conditions precedent and requirements set forth herein are satisfied or waived by Bank in writing.

All conditions precedent hereunder to the purchase of a Participation Interest are solely for the benefit of Bank.  Bank’s election, in its sole discretion, to waive any condition precedent hereunder for the purchase of any Participation Interest shall not constitute a waiver of the satisfaction of such condition precedent for any subsequent purchase of any other Participation Interest.  No such condition precedent shall be deemed waived unless waived in writing by Bank.

2.4                               Funding of Mortgage Loan Transactions; Purchase of Participation Interests.  With respect to each Participated Mortgage Loan, Bank and Seller agree that:

(a)                                 Bank shall (and is authorized to) debit funds from the Participation Account in an amount equal to Seller’s Funding Amount for such Participated Mortgage Loan and deliver on behalf of Seller by wire transfer such funds directly to the account of the Funding Recipient designated in the related Request (provided, however, if such Funding Recipient is an Escrow Agent, then such account shall be an escrow account) or deliver such funds on behalf of Seller to such Funding Recipient in any other manner acceptable to Bank.  Bank shall not make an Advance for the purchase of a Participation Interest in any Mortgage Loan unless Seller has good funds on deposit in the Participation Account in an amount not less than Seller’s Funding Amount for such Mortgage Loan;

(b)                                 As payment by Bank to Seller for the purchase of a Participation Interest in such Participated Mortgage Loan, Bank shall make an Advance in an amount equal to the related Purchase Price.  Seller hereby irrevocably and unconditionally instructs Bank, with respect to any such Advance, to deliver by wire transfer the proceeds of such Advance on behalf of Seller directly to the account of the Funding Recipient designated in the related Request or to deliver such proceeds on behalf of Seller to such Funding Recipient in any other manner acceptable to Bank; and

(c)                                  Upon the making of an Advance by Bank to or on behalf of Seller for the purchase of a Participation Interest in such Participated Mortgage Loan as described above in this Section:  (i) Bank shall immediately have purchased such Participation Interest from Seller, and shall immediately have become fully vested with, an undivided percentage ownership interest in all of Seller’s right, title and interest in and to such Participated Mortgage Loan and the related Mortgage Loan Documents, which undivided percentage ownership interest shall equal the Participation Percentage for such Participated Mortgage Loan; and (ii) Seller shall immediately make proper entries on its books and records disclosing the absolute sale by Seller to Bank of such Participation Interest in such Participated Mortgage Loan and the related Mortgage Loan Documents.  The purchase and sale of a Participation Interest in any Participated Mortgage Loan hereunder shall be conclusively established by the making of an Advance by Bank for the Purchase Price for such Participation Interest as and in the manner provided in this Section.

2.5                               Failure to Complete Mortgage Loan Transaction.  Each Advance made by Bank to purchase a Participation Interest from Seller in a Mortgage Loan is intended by Bank and Seller to be made in connection with a Mortgage Loan Transaction, which Mortgage Loan Transaction is to occur on or about the date on which the related Request for such Advance is submitted by Seller to Bank for Bank to purchase a Participation Interest in such Mortgage Loan or on such date otherwise specified in such Request.  With respect to any Mortgage Loan for which Seller has submitted a Request to Bank for Bank to purchase a Participation Interest therein, if the Mortgage Loan Transaction related thereto is not expected by Seller to occur or fails to occur within two (2) Business Days of such Request then Seller shall immediately provide notice thereof to Bank.  Should the Mortgage Loan Transaction related to any Mortgage Loan not be expected by Seller to occur or fail to occur within two (2) Business Days of the Request to Bank for Bank to purchase a Participation Interest therein and Bank shall have delivered on behalf of Seller to the related Funding Recipient the proceeds of the Advance for the purchase by Bank of such Participation Interest, then:  (a) the proceeds of such Advance shall immediately be returned directly to Bank and Bank may instruct such Funding Recipient to immediately return such proceeds directly to Bank; and (b) Seller shall (i) immediately instruct and cause such Funding Recipient to return the proceeds of such Advance directly to Bank and (ii) cooperate with Bank to effect the immediate return of the proceeds of such Advance directly to Bank and, at the request of Bank, take such actions and do such things deemed necessary or appropriate by Bank to effect the immediate return directly to Bank of the proceeds of such Advance.

2.6                               Reserved.

2.7                               Maximum Participation Amount.  Notwithstanding anything to the contrary contained herein, Bank shall not purchase and hold, at any one time, Participation Interests such that the Outstanding Participation Balance exceeds the Maximum Participation Amount; provided, however, that Bank may, in its sole and absolute discretion, elect to temporarily increase the Maximum Participation Amount upon written notice to Seller pursuant to Section 2.8.  Nothing contained in this Section shall limit, impair or affect the provisions of Section 2.2.

2.8                               Overline Facility Increases.  Upon Seller’s request from time to time, Bank may, in its sole and absolute discretion, elect to temporarily increase the amount of the Maximum Participation Amount (each, an “Overline Facility Increase”) by providing written notice thereof to Seller (each, an “Overline Confirmation”).  Each Overline Confirmation shall set forth the terms on which Bank agrees to temporarily increase the Maximum Participation Amount, including:  (a) the amount to which the Maximum Participation Amount will be temporarily increased; (b) the date on which such temporary increase in the Maximum Participation Amount shall commence and terminate (the “Overline Period”); and (c) the amount to which the Minimum Pledged Balance shall be increased in connection with such Overline Facility Increase.  As a condition precedent to the effectiveness of any Overline Facility Increase, Seller shall deposit into the Pledged Account good funds in such amount required in order to maintain therein the Minimum Pledged Balance set forth in the related Overline Confirmation.  During any Overline Period, the Maximum Participation Amount and Minimum Pledged Balance shall equal the respective amounts set forth on the Overline Confirmation and, upon the expiration of the Overline Period, the Maximum Participation Amount and Minimum Pledged Balance shall automatically be reduced to the respective amounts in effect prior to the commencement of any Overline Period.

ARTICLE 3
DELIVERY OF BANK DOCUMENT DELIVERABLES

3.1                               Documents to be Delivered to the Custodian After an Advance.  Subject to Sections 3.2 and 3.3, within five (5) Business Days after the Purchase Date for any Participated Mortgage Loan, Seller shall deliver or cause to be delivered to the Custodian all of the Bank Document Deliverables for such Participated Mortgage Loan.  Bank reserves the right to reasonably request copies of any of the Bank Document Deliverables for review prior to making any Advance for the purchase of a Participation Interest in any specific Mortgage Loan.

3.2                               Procedure for Delivery of Bank Document Deliverables.  Seller shall cause the Bank Document Deliverables for each Participated Mortgage Loan to be:  (i) delivered directly to Seller (and, in the event that the applicable Funding Recipient for such Participated Mortgage Loan is or is required hereunder to be an Escrow Agent, such Bank Document Deliverables shall be delivered directly to Seller from escrow by the Escrow Agent for such Participated Mortgage Loan); and (ii) thereafter, delivered directly to the Custodian by Seller within five (5) Business Days after the Purchase Date for such Participated Mortgage Loan, unless otherwise expressly provided by Bank in writing to Seller with respect to such Participated Mortgage Loan (it being understood that any such writing from Bank shall only apply to the specific Participated Mortgage Loan referenced therein).

3.3                               Bank Document Deliverables Held By Seller.  Without limiting the requirements set forth in Section 3.2, Seller acknowledges and agrees that each and every Bank Document Deliverable for any Participated Mortgage Loan which is at any time in the custody, possession or control of Seller after Bank’s purchase of a Participation Interest in such Participated Mortgage

Loan shall be held and delivered to the Custodian pursuant to the terms and conditions of Section 5.12.  Nothing contained in this Section authorizes or permits the delivery to Seller or any other Person (other than the Custodian) of any of the Bank Document Deliverables which are required to be delivered directly to the Custodian pursuant to the provisions of this Section.

3.4                               Custodian and Payment Agent Provisions.

(a)                                 Seller, Bank and Custodian have entered into a custodial agreement in such form and content acceptable to Bank and Seller (the “Custodial Agreement”), pursuant to which Custodial Agreement, among other things, Custodian shall agree to hold the Bank Document Deliverables in custody for the benefit of, and as bailee and agent for, Bank.

(b)                                 Seller, Bank, Custodian and such other Persons required by Bank and Seller have entered into a joint custodial securities account control agreement in such form and content acceptable to Custodian, Bank and Seller and such other Persons (“Joint Securities Account Agreement”), pursuant to which Joint Securities Account Agreement, among other things, Custodian shall agree to serve as custodian of certain cash and securities for the other parties to the Joint Securities Account Agreement.

(c)                                  Seller, Bank and such other Persons required by Bank have entered into an intercreditor agreement in such form and content acceptable to Bank (“Intercreditor Agreement”), pursuant to which Intercreditor Agreement, among other things, the parties define their respective rights to the proceeds from the sale of certain Mortgage Loans.

(d)                                 Until such time as Bank shall provide written notice to Seller to the contrary, Custodian shall constitute Bank’s designee hereunder.  Bank reserves the right to at any time remove Custodian or any other Person as its designee and to appoint any Person as its designee upon no less than sixty (60) days prior written notice and the consent of Seller, which consent shall not be unreasonably withheld, and such removal or appointment shall be effective as of the dates set for in such notice (provided, notwithstanding the foregoing, should an Event of Default have occurred and be continuing, Seller’s consent shall not be required if Bank elects to remove the Custodian and appoint itself or another Person as designee for purposes of this Agreement).

(e)                                  Subject to the provisions of Subsection (f) of this Section, Seller shall deliver or cause to be delivered to the Custodian the Bank Document Deliverables for each Participated Mortgage Loan pursuant to the provisions of Section 3.1 and the Custodial Agreement.  All Bank Document Deliverables (including all Required Custodian Deliverables), Permitted Custodian Deliverables and other Mortgage Loan Files (without implying that Seller is permitted to deliver any such other Mortgage Loan Files to the Custodian other than pursuant to the provisions of this Section and the Warehouse Agreement) delivered to the Custodian shall be held by the Custodian, as custodian and bailee for Bank, for the exclusive use and benefit of Bank, pursuant to the provisions of the Custodial Agreement and this Agreement.

(f)                                   Notwithstanding anything herein to the contrary:

(i)                                     Seller shall not be permitted to deliver or cause to be delivered to the Custodian any Bank Document Deliverables (including any Required Custodian Deliverables) or Permitted Custodian Deliverables until such time as Bank shall have received a fully executed copy of the Custodial Agreement, in such form and content acceptable to Bank.

(ii)                                  If the Custodial Agreement shall terminate (including if Bank shall terminate the Custodial Agreement in accordance with its terms), then effective as the date of such termination (without any further action by, or notice to, any Party):  (A) Seller shall not be permitted to deliver or cause to be delivered to the Custodian any Bank Document Deliverables (including any Required Custodian Deliverables) or Permitted Custodian Deliverables; and (B) (I) all Bank Document Deliverables shall be delivered to Bank (and not the Custodian) pursuant to the provisions of this Agreement, and (II) all other Mortgage Loan Files (excluding any portions thereof which constitute Bank Document Deliverables) shall be delivered to, and held and maintained by, Seller (and not the Custodian) pursuant to the provisions of this Agreement.

(iii)                               Upon the occurrence and during the continuance of an Event of Default, Bank may, in its commercially reasonable discretion, require that Seller cease delivering or causing to be delivered to the Custodian any and all Bank Document Deliverables (including any Required Custodian Deliverables) and Permitted Custodian Deliverables by providing written notice thereof to Seller, in which case, effective as of the date set forth in such written notice:  (A) Seller shall not be permitted to deliver or cause to be delivered to the Custodian any Bank Document Deliverables (including any Required Custodian Deliverables) or Permitted Custodian Deliverables; and (B) (I) all Bank Document Deliverables shall be delivered to Bank (and not the Custodian) pursuant to the provisions of the Warehouse Agreement and (II) all other Mortgage Loan Files (excluding any portions thereof which constitute Bank Document Deliverables) shall be delivered to, and held and maintained by, Seller (and not the Custodian) pursuant to the provisions of the Warehouse Agreement.

(iv)                              Upon the occurrence and during the continuance of an Event of Default, Bank may, in its commercially reasonable discretion, require that any or all of the Bank Document Deliverables (including any Required Custodian Deliverables), Permitted Custodian Deliverables and other Mortgage Loan Files (without implying that Seller is permitted to deliver any such other Mortgage Loan Files to the Custodian other than pursuant to the provisions of this Section and the Warehouse Agreement) (A) in the possession of the Custodian be released by the Custodian directly to Bank, in which case Bank shall be deemed to be the Custodian for such items, or (B) in the custody, possession or control of Seller pursuant to Section 5.12(b) be delivered directly to Bank (and not the Custodian) by Seller, in which case Bank shall be deemed to be the Custodian for such items.

(g)                                  Seller agrees to cooperate with Bank, and take such actions and do such other things deemed necessary or advisable by Bank, in connection with effecting the provisions of Subsections (f)(ii), (iii) and (iv) of this Section.

(h)                                 Seller shall at all times comply with the provisions of the Custodial Agreement.  Notwithstanding anything in the Custodial Agreement to the contrary, the Custodial Agreement or any other agreement related thereto shall not:  (i) be amended, supplemented, replaced or modified or terminated without the prior written consent of Bank; and (ii) adversely affect or impair Seller’s duties, obligations or agreements under this Agreement.

(i)                                     SELLER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES WHICH ARE RELATED TO THE CUSTODIAL AGREEMENT.

ARTICLE 4
SALE OF LOANS TO TAKE-OUT PURCHASERS;
AGED LOANS; REPURCHASE OBLIGATIONS

4.1                               Short Term Nature of Investment.

(a)                                 It is understood that each Participation Interest which Bank purchases in any Participated Mortgage Loan shall be purchased by Bank for its own account for the short term investment of its capital and in reliance of Seller’s agreement hereunder that:  (i) Seller shall arrange and complete the sale by and on behalf of the Parties of the related Participated Mortgage Loan as and when required pursuant to the terms of this Agreement; or (ii) repurchase all or any portion of such Participation Interest on or prior to the date required pursuant to the terms of this Agreement, if such sale is not arranged and completed by Seller as and when required pursuant to the terms of this Agreement.  In order to secure the prompt and complete performance by Seller of its Repurchase/Sale Obligations, Seller does hereby pledge, assign and grant to Bank a continuing security interest in and to the Collateral.  For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security.

(b)                                 For each Participated Mortgage Loan, it is the intention of Bank and Seller that such Participated Mortgage Loan and the related Mortgage Loan Documents will be sold and delivered to a Take-Out Purchaser or repurchased by Seller, and for such Take-Out Purchaser and/or Seller to have paid the full amount of the Repurchase Price for the Participation Interest related to such Participated Mortgage Loan, within [***] days of the Purchase Date for such Participated Mortgage Loan.  Notwithstanding the foregoing, it is understood and agreed that Bank shall not have and does not undertake any duty, obligation or liability arising from or related to any Take-Out Purchase Agreement or any Take-Out Purchaser.

4.2                               Sale of Participated Mortgage Loans to Take-Out Purchasers.

(a)                                 The sale of each Participated Mortgage Loan by Seller and Bank to any Take-Out Purchaser shall be in accordance with the terms of the related Take-Out Purchase Agreement.  If a Take-Out Purchaser fails to perform or anticipatorily breaches its obligations under a Take-Out Purchase Agreement to purchase any Participated Mortgage Loan, then Seller shall promptly locate and consummate the sale by Bank and Seller of such Participated Mortgage Loan to another Take-Out Purchaser; provided, however, that the foregoing shall not limit or qualify any other rights or remedies available to Bank hereunder with respect to such Participated Mortgage Loan or any Participation Interest therein.

(b)                                 Notwithstanding anything to the contrary in any Take-Out Purchase Agreement, the procedures of sale to a Take-Out Purchaser by Seller and Bank of any Participated Mortgage Loan shall be as follows:

(i)                                     Seller shall deliver to the Take-Out Purchaser the Mortgage Loan Documents for such Participated Mortgage Loan (other than the related Mortgage Note and other Mortgage Loan Documents, if any, which are then being held by the Custodian).  Such Mortgage Loan Documents shall be delivered by Seller to the Take-Out Purchaser under the provisions of the Take-Out Purchase Agreement which govern the Take-Out Purchaser’s custody and possession of such Mortgage Loan Documents or under such other written custodial or similar bailment agreement between Seller and the Take-Out Purchaser acceptable to Bank.

(ii)                                  Bank shall deliver or cause to be delivered to the Take-Out Purchaser, under a Bailee Letter, the Mortgage Loan Documents for such Participated Mortgage Loan which are then held by the Custodian pursuant to this Agreement, including the original Mortgage Note for such Participated Mortgage Loan accompanied by:  (A) the Required Endorsements; and (B) if such Mortgage Note was not endorsed in blank by Seller, an allonge endorsed in blank by Bank, as agent for Seller, pursuant to (and if and to the extent that Bank shall have received and accepted) a valid power of attorney, in form and content satisfactory to Bank, authorizing Bank to endorse such Mortgage Note for and on behalf of Seller.

(c)                                  Within no more than thirty (30) days after the delivery by the Custodian to the Take-Out Purchaser of the Mortgage Note evidencing such Participated Mortgage Loan, Seller shall cause the Take-Out Purchaser to pay or cause to be paid directly to Bank, as payment to Seller and Bank for the purchase by the Take-Out Purchaser of such Participated Mortgage Loan, immediately available funds in an amount equal to the Take-Out Purchase Price for such Participated Mortgage Loan.  If the Take-Out Purchase Price for such Participated Mortgage Loan is less than the Repurchase Price for the related Participation Interest, then Seller shall pay to Bank in immediately available funds the amount of such shortfall such that the total amount received from the Take-Out Purchaser and Seller shall be an amount equal to the related Repurchase Price.

(d)                                 All of the proceeds from the sale by Seller of a Participated Mortgage Loan to a Take-Out Purchaser shall be paid directly to Bank pursuant to Section 4.3 and shall be applied by Bank on behalf of Bank and Seller in accordance with Section 4.4.

(e)                                  Subject to Section 4.4(b), Bank and Seller’s ownership interests in any Participated Mortgage Loan to be sold to a Take-Out Purchaser shall continue in full force and effect, and Bank and Seller shall not have (and shall not be deemed to have) sold such Participated Mortgage Loan to a Take-Out Purchaser unless and until such time as Bank shall have received immediately available funds from the Take-Out Purchaser and/or Seller for such sale in an amount not less than the Repurchase Price for the Participation Interested in such Participated Mortgage Loan.

4.3                               Payments From Take-Out Purchasers.  In connection with each sale of a Participated Mortgage Loan by Seller and Bank to a Take-Out Purchaser, Seller shall cause the Take-Out Purchase Price to be paid by the Take-Out Purchaser for the purchase of the Participated Mortgage Loan to be paid by the Take-Out Purchaser, in immediately available funds, directly to Bank into the Repayment Account.  Bank shall promptly notify Seller of the receipt of funds deposited into the Repayment Account by a Take-Out Purchaser or from Bank’s custodian or other designee that may be in receipt of such funds from time to time (each a “Take-Out Purchaser Payment”).  If the Take-Out Purchaser Payment for such Participated Mortgage Loan is less than the Repurchase Price for the related Participation Interest, then Seller shall deposit to the Repayment Account the amount of such shortfall such that the total amount received from the Take-Out Purchaser and Seller shall be an amount equal to the related Repurchase Price.

4.4                               Processing Payments From Take-Out Purchasers.  With respect to any Take-Out Purchaser Payment:

(a)                                 Seller shall promptly confirm to Bank the Participated Mortgage Loan to which such Take-Out Purchaser Payment (along with any shortfall deposited by Seller pursuant to Section 4.3) applies.

(b)                                 In addition, Bank reserves the right, in its sole discretion, to not post any Take-Out Purchaser Payment for credit to Seller in the event that insufficient funds were delivered by the Take-Out Purchaser to Bank to fully pay the Repurchase Price for the Participation Interested related to the Participated Mortgage Loan to which the Take-Out Purchaser Payment applies, but only after notice to Seller and allowing Seller [***] to cure any such defect by funding, or causing to be funded, any such shortfalls.  Seller acknowledges and agrees that (i) with respect to any Take-Out Purchaser Payment for which insufficient funds were delivered, Bank’s related Participation Interest shall not have been sold (and shall be deemed to not have been sold) to such Take-Out Purchaser unless and until Seller has caused sufficient funds to be deposited in the Repayment Account, and Seller shall immediately either deposit such funds or notify such Take-Out Purchaser that no sale of such Participated Mortgage Loan by Bank and Seller to such Take-Out Purchaser has occurred and coordinate return of the Take-Out Purchaser Payment; and (ii) with respect to a Take-Out Purchaser Payment for which insufficient funds were delivered (after notice to Seller and [***] to cure as set forth above), Bank shall have the right, in its sole discretion, to offset any amounts in any Account in order to effect full payment of the related Repurchase Price; and

(c)                                  The proceeds of each Take-Out Purchaser Payment (along with any shortfall deposited by Seller pursuant to Section 4.3) shall be applied by Bank pursuant to Section 5.13.

All notices to be given and actions to be taken pursuant to this Section shall be effectuated electronically or in such other manner, as required by Bank from time to time pursuant to the Warehouse Program Guide (as amended by this Agreement).

4.5                               Reserved.

4.6                               Participation Interest Rate for Aged Participated Mortgage Loans.

(a)                                 With respect to any Aged Participated Mortgage Loan, to the extent permitted by applicable Law, Bank may from time to time, in its sole discretion, increase the then-current Participation Interest Rate with respect to such Aged Participated Mortgage Loan by an amount, as determined by Bank, in accordance with the following:

Number of days elapsed since the Purchase Date for the Participation Interest in the Aged Participated Mortgage Loan	Maximum aggregate total amount by which Bank may increase the applicable Participation Interest Rate pursuant to this Section	Date on which the increase (if any) in the Participation Interest Rate is effective
[***]	[***]	[***]

(b)                                 Notwithstanding anything herein to the contrary, the Participation Interest Rate for any Participated Mortgage Loan shall not at any time exceed the maximum rate permitted under applicable Law.

(c)                                  The provisions of this Section shall not limit or qualify any rights or remedies of Bank hereunder (including, without limitation, any rights or remedies of Bank under Section 4.8).

4.7                               Reserved.

4.8                               Repurchase of Participation Interests.

(a)                                 With respect to any specific Participated Mortgage Loan, Seller may at any time, at Seller’s sole option, repurchase from Bank, in its entirety, all of Bank’s then-outstanding Participation Interest in such Participated Mortgage Loan at the related Repurchase Price.  With respect to any specific Participated Mortgage Loan, Bank shall have the right to require Seller, upon demand by Bank, to repurchase from Bank, in its entirety, all of Bank’s then-outstanding Participation Interest in such Participated Mortgage Loan, if Bank reasonably determines at any time, that:  (i) any representation or warranty made or deemed made by Seller to Bank under Sections 2.1 or 6.10 as to such Participated Mortgage Loan was false, misleading, or erroneous in any material respect at the time on or as of the Purchase Date for such Participated Mortgage Loan and such breach has an adverse material effect on such Participated Mortgage Loan or Bank’s rights therein; (ii) such Participated Mortgage Loan was not an Eligible Mortgage Loan on or as of the Purchase Date for such Participated Mortgage Loan or no longer qualifies as an Eligible Mortgage Loan anytime thereafter; (iii) any Mortgage Loan Document related to such Participated Mortgage Loan was erroneous, unsigned or incomplete in any material respect on the Purchase Date for such Participated Mortgage Loan and such error, lack of signature or incompleteness has not been corrected to the reasonable satisfaction of Bank within a commercially reasonable time period following such Purchase Date; (iv) any fraud occurred on the part of Seller or its agents or employees or of Borrower or any other Person with respect to the origination, underwriting, closing or funding of such Mortgage Loan; or (v) any of the Bank Document Deliverables for such Participated Mortgage Loan have not been delivered to the Custodian as and when required pursuant to the provisions of this Agreement.  In addition, if an Event of Default shall have occurred and be continuing, Bank shall have the right to require Seller, upon demand by Bank, to repurchase from Bank, in their entirety, all of Bank’s then-outstanding Participation Interests in the Participated Mortgage Loans identified in such demand.

(b)                                 In Bank’s sole and absolute discretion, Seller shall be required to immediately repurchase from Bank, in its entirety, all of Bank’s then-outstanding Participation Interest in any Aged Participated Mortgage Loan on the [***] day after the Purchase Date for such Participation Interest if such Aged Participated Mortgage Loan does not constitute a Retired Participated Mortgage Loan by such [***] day.  In addition, Seller shall automatically be required, whether or not Bank has made demand therefor, to immediately repurchase from Bank, in their entirety, all of Bank’s then-outstanding Participation Interests in any and all Participated Mortgage Loan upon the occurrence and continuation of an Event of Default under Sections 9.1(e) or (f) with respect to Seller.

(c)                                  To effect the repurchase of any Participation Interest required under this Section, Seller shall pay to Bank an amount equal to the applicable Repurchase Price for such Participation Interest, which amount shall be due and payable:  (i) on the date Bank has made demand for the repurchase of such Participation Interest, if such repurchase is required pursuant to Section 4.8(a); or (ii) on the [***] day after the Purchase Date for such Participation Interest, if such repurchase is required pursuant to Section 4.8(b).  Bank shall have the right to offset any amounts in the Pledged Account in order to effect full payment of any Repurchase Price when due and payable under this Section, and upon any such offset, Seller shall immediately deposit funds into the Pledged Account in the amount required to fully restore the Minimum Pledged Balance.

(d)                                 Upon Bank’s receipt from Seller of the full amount of the Repurchase Price for the Participation Interest in any Participated Mortgage Loan to be repurchased in its entirety by Seller from Bank pursuant to this Section, and so long as such payment is not disgorged or revoked by a court of competent jurisdiction:  (i) effective as of the date of receipt of such funds and the application by Bank of such funds pursuant to the terms of this Agreement, Seller shall have repurchased from Bank such Participation Interest in its entirety, and Bank’s respective Participation Percentage in such Participated Mortgage Loan and Seller’s respective Retained Percentage in such Participated Mortgage Loan shall be correspondingly adjusted such that Seller shall own 100% of such Mortgage Loan and such Mortgage Loan shall no longer be a Participated Mortgage Loan hereunder; and (ii) Bank shall thereafter deliver or cause to be delivered to Seller the Mortgage Note and any other Mortgage Loan Documents for such Participated Mortgage Loan then in the Custodian’s possession.

(e)                                  The provisions of this Section shall not limit or qualify any rights or remedies of Bank hereunder (including, without limitation, any rights or remedies of Bank under Section 4.6).

4.9                               Bank’s Direct Contact with Take-Out Purchasers.  Upon the occurrence and during the continuance of an Event of Default, Seller irrevocably authorizes Bank and its agents and representatives to directly deliver all pertinent documentation to, and communicate with, disclose to, receive from and share information with, any Take-Out Purchaser, which is related to any Participated Mortgage Loan which is to be purchased or has been purchased by such Take-Out Purchaser.

ARTICLE 5
GENERAL PROVISIONS

5.1                               Conditions to Effectiveness of Agreement.  As a condition precedent to effectiveness of this Agreement, in addition to all other requirements set forth herein, Seller shall deliver to Bank all of the following, each being duly executed, endorsed, notarized where applicable and delivered and in form and content satisfactory to Bank in its commercially reasonable discretion:

(a)                                 This Agreement, the Blanket Assignment, and the Pledge Agreement;

(b)                                 One (1) or more limited power of attorney in the form of Exhibit A executed by Seller;

(c)                                  All financing statements required by Bank, including a UCC-1 financing statement identifying Seller, as debtor, and Bank, as secured party, which covers the Collateral, and Seller hereby authorizes Bank and its representatives to execute, deliver and file of record all such financing statements;

(d)                                 Such signature cards, depository account agreements, USA PATRIOT Act forms and information, and such other documents and instruments, as Bank may require for Seller to establish at Bank, the Pledged Account, the Participation Account and the Remittance Account or to otherwise implement the arrangements contemplated herein;

(e)                                  Evidence that all necessary action on the part of Seller has been taken with respect to the execution and delivery of the Warehouse Documents and the performance of the matters contemplated thereby, so that this Agreement and all of the other Warehouse Documents shall be valid and binding upon each Person executing and delivering the same.  Such evidence shall include organizational documents, resolutions, and a certificate of incumbency for Seller;

(f)                                   For Seller, true, complete and correct copies of the documents evidencing the formation and governance of the operations and affairs of such entity, together with all amendments thereto;

(g)                                  For Seller, a certificate of existence and good standing showing that such entity is in good standing under the Laws of the state of its formation and certificates indicating that such entity has qualified to transact business and is in good standing in all other states where it transacts business;

(h)                                 Evidence that Seller has received any and all licenses, permits, approvals and other consents under any and all applicable Laws to permit Seller to lawfully engage in the Mortgage Loan Activities, and evidence that the same are currently in existence and good standing; and

(i)                                     Such other documents, information and materials as Bank may reasonably require to be delivered or caused to be delivered by Seller to Bank prior to the execution of this Agreement by Bank.

5.2                               Termination; Burn-Down.

(a)                                 Seller’s rights hereunder to submit any Request to Bank shall automatically terminate on the Advance Request Termination Date.

(b)                                 Notwithstanding anything herein to the contrary, and without limiting Bank’s rights and remedies under Section 9.2, prior to the Advance Request Termination Date, either Party may immediately terminate for any reason whatsoever Seller’s rights hereunder to submit any Request to Bank to purchase a Participation Interest by providing written notice thereof to the other Party.  It is understood that the Parties intend the continuation of this Agreement by Bank (and, accordingly, the continuation of Seller’s rights hereunder to submit any Request to Bank for Bank to purchase a Participation Interest) will be based upon the quality of the Mortgage Loans owned by Seller and Seller’s performance of its obligations in connection therewith and herewith and also based upon market conditions and the business objectives of Bank and Seller which may change from time to time.

(c)                                  Any and all outstanding Participation Interests in Participated Mortgage Loans owned by Bank on or before the Advance Request Termination Date shall continue to be subject to the terms and conditions of this Agreement.  Unless extended by a written agreement executed by Seller and Bank, this Agreement shall automatically terminate and cease to be in force and effect (except with respect to the provisions of this Agreement which expressly survive termination) without any action or notice upon such time as:  (i) Seller shall no longer have any rights hereunder to submit any Request to Bank to purchase a Participation Interest; (ii) each Participated Mortgage Loan constitutes a Retired Participated Mortgage Loan; (iii) Bank has received full, final and indefeasible payment of all other amounts due and payable by Seller to Bank pursuant to the terms hereof and any other Warehouse Document; (iv) Seller has fully performed and discharged each of its duties, covenants and obligations under each Warehouse Document; and (v) Bank has remitted to Seller all amounts, if any, required hereunder to be remitted by Bank to Seller hereunder.

5.3                               Reserved.

5.4                               Seller’s Accounts.

(a)                                 Seller shall at all times during the term of this Agreement maintain each Restricted Account with Bank.  With respect to each Restricted Account, Seller may deposit funds into the Restricted Account, however Seller shall not be permitted to withdraw, transfer or otherwise exercise any rights to access any funds held therein and Seller shall have no rights to exercise dominion or control over the Restricted Account.

(b)                                 Seller shall at all times during the term of this Agreement maintain the Remittance Account with Bank.  Subject to the terms and conditions of this Agreement and the other Warehouse Documents, Seller shall be permitted to withdraw, transfer and otherwise exercise rights to access any funds held therein; provided, that notwithstanding the foregoing, upon the occurrence of an Event of Default, Seller shall not be permitted to withdraw, transfer or otherwise exercise any rights to access any funds held therein and Seller shall have no rights to exercise dominion or control over the Remittance Account.

(c)                                  Concurrently with the execution hereof Seller shall deposit into the Pledged Account, and thereafter for the duration of this Agreement Seller shall maintain in the Pledged Account, good funds in an amount not less than the Minimum Pledged Balance.  Seller shall replenish funds in the Pledged Account, such that the Pledged Account is fully restored to the Minimum Pledged Balance, in the event Bank shall offset or apply funds from the Pledged Account in accordance with the terms of this Agreement.

(d)                                 In order to secure the prompt and complete performance by Seller of its Repurchase/Sale Obligations, Seller does hereby pledge, assign and grant to Bank a continuing security interest in and to the Restricted Accounts, the Remittance Account and the other Collateral.  For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security, and Bank shall have the right to hold and “freeze” such Accounts and the funds maintained therein upon the occurrence of an Event of Default.  Without limiting any rights and remedies available to Bank hereunder, upon the occurrence and continuation of an Event of Default, Bank may exercise the right to offset and apply all or any portion of the funds of Seller held in one or more of the Accounts towards the payment of all or any portion of any amount due and payable by Seller to Bank hereunder in connection with Seller’s Repurchase/Sale Obligations.  Bank is hereby authorized to debit funds from the Accounts in accordance with the provisions of this Agreement without any notice to or permission from Seller, provided that any funds in excess of amounts necessary to pay Bank any amounts due pursuant to this Agreement or any other Warehouse Document shall be returned to Seller upon Seller’s request.

5.5                               Subordination.  It is expressly understood and agreed that all of Seller’s right, title and interest in and to any Participated Mortgage Loan (including Seller’s servicing rights, if any) are subordinate and inferior to Bank’s Participation Interest in such Participated Mortgage Loan, from and after the Purchase Date for such Participated Mortgage Loan, until such Participated Mortgage Loan becomes a Retired Participated Mortgage Loan.

5.6                               Power of Attorney.  Upon the occurrence and continuation of an Event of Default, Seller hereby irrevocably appoints Bank and each officer of Bank as its attorney-in-fact, with full power of substitution, for, on behalf of, and in the name of Seller, to:  (a) endorse and deliver to any Person any notes, checks, drafts, money orders or other instruments of payment coming into Bank’s possession and representing any payment made on or with respect to any Participated Mortgage Loan or otherwise received in connection with any Participated Mortgage Loan (including the proceeds from the sale of any such Participated Mortgage Loan received from a Take-Out Purchaser), and any collateral and any Take-Out Purchase Agreement therefor; (b) prepare, complete, execute, deliver and record, and do anything else necessary or desirable to effect, (i) any endorsement to Bank, any Take-Out Purchaser or any other Person, of any Mortgage Note evidencing a Participated Mortgage Loan, or (ii) any transfer, assignment or conveyance to Bank, any Take-Out Purchaser or any other Person, of any or all right, title and interest in and to any Mortgage Note and the Mortgage Loan Documents related thereto in which Bank has purchased a Participation Interest (including servicing rights); (c) do anything necessary or desirable to effect the sale, transfer, assignment or conveyance, of any or all right, title and interest of Seller and/or Bank in and to any Participated Mortgage Loan and the related Mortgage Loan Documents related thereto to any Take-Out Purchaser or any other Person; (d) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Purchase Agreement or any Participated Mortgage Loan; (e) sign Seller’s name wherever appropriate, as determined by Bank, to effectuate the purposes of this Agreement; and (f) to take any such further action as Bank may deem appropriate, and to act under changed circumstances, the exact nature of which may not be currently foreseen or foreseeable, in order to fully and completely effectuate Bank’s rights under this Agreement.  The powers and authorities herein conferred on Bank may be exercised by Bank through any Person who, at the time of the execution of a particular instrument, is an officer of Bank.  The limited power of attorney conferred by this Section is granted for a valuable consideration and is coupled with an interest and, therefore, is irrevocable so long as any duties or obligations to Bank under this Agreement or any other Warehouse Document, or any part thereof, shall remain unpaid or otherwise unsatisfied, and so long as Bank may elect to purchase any Participation Interests hereunder.  The limited power of attorney conferred hereunder shall not be affected by any subsequent disability or incapacity of the principal or by the lapse of time.  To facilitate processing, Bank may request that Seller execute and deliver a separate, limited power of attorney in such form and content required by Bank, but any failure of Bank to request or obtain any such separate power of attorney instrument shall not mitigate or undermine the rights and powers conferred under this Section.

5.7                               Private Recording Systems.  Bank reserves the right to require that any or all Participated Mortgage Loans be registered and processed on the MERS® System.

5.8                               Regulatory Compliance.  With respect to each Participated Mortgage Loan, Seller hereby represents, warrants and certifies to Bank that such Participated Mortgage Loan and each related Mortgage Loan Document was originated, made, negotiated, executed and delivered pursuant to and in accordance with the applicable terms and provisions of the Federal Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, Dodd-Frank Act, the Interagency Appraisal Guidelines, and all other applicable Laws relating to the financing of Residential Real Property, each of which Laws have been fully satisfied and strictly complied with by Seller and such other applicable parties, and that Bank shall have no obligation with respect to the compliance with any such Laws, or the filing of any reports, certifications or other documents or items with or to any Borrower, any Governmental Authority, or any other Person whatsoever (other than any obligations Bank may have to its regulators).  IN THIS RESPECT, SELLER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES WHICH ARE INCURRED BY OR ASSERTED AGAINST BANK IN CONNECTION WITH ANY BREACH OR INACCURACY OF THE TERMS CONTAINED IN THIS SECTION.

5.9                               Verifications.  After such Mortgage Loan has become a Participated Mortgage Loan, Bank shall have the right and authority to re-verify all information obtained by Seller regarding the related Borrower, including verification of employment, verification of deposit and all information included in each related Loan Application.  Seller shall cooperate with Bank in such re-verification process.  Further, Bank shall have full right and authority to obtain an updated credit report on any Borrower, provided that if Bank shall obtain any such credit report it shall utilize a query that does not in any way negatively impact the related Borrower’s credit score.  In such verification process, Seller shall, upon the request of Bank, supply a copy of Borrower’s handwritten, typed or signed Loan Application.

5.10                        Servicing Responsibilities.  Seller will have the responsibility for the administration and servicing of each Participated Mortgage Loan until such Mortgage Loan is sold to an Take-Out Purchaser or otherwise becomes a Retired Participated Mortgage Loan.  With respect to each Participated Mortgage Loan, Seller shall be responsible for the period from and after the purchase of the Participation Interest in such Participated Mortgage Loan for the execution of all appropriate notices and all other acts necessary to protect title in Seller and Bank, or their respective successors or assignees, as the case may be, as to the ownership of such Participated Mortgage Loan and for preserving all rights in and to such Participated Mortgage Loan and administering it in all material respects consistent with applicable Law, and for servicing the same in a manner consistent with industry practices and Agency guidelines.

5.11                        Remittance.  In connection with Seller’s servicing of the Participated Mortgage Loans, upon the occurrence and continuation of any Event of Default, Seller will, or will cause its subservicer to, forward directly to Bank, Bank’s pro rata share of all funds received under each such Mortgage Loan on or before the remittance date on which Seller would be entitled to remittances as specified in Seller’s servicing or subservicing agreement.  Nothing contained in this Section authorizes or permits payment to Seller of any amounts which are otherwise required under this Agreement to be paid directly to Bank (including any and all funds paid by an Take-Out Purchaser for the purchase of a Participated Mortgage Loan).  All funds received by Seller pursuant to this Section shall be held in accordance with Section 5.12.

5.12        Trust Provisions.

(a)           Any and all amounts required hereunder to be paid to Bank shall be paid to Bank pursuant to the terms and conditions of this Agreement.  Without limiting the foregoing, any and all Bank Payment Deliverables received by Seller at any time (and any and all Bank Payment Deliverables that are or are deemed to be in or under the custody, possession or control of Seller at any time) shall be held in trust by Seller as the property and for the benefit of Bank.  In such event, Seller shall (i)hold in trust, as the property and for the benefit of Bank, the Bank Payment Deliverables and (ii) (A)immediately turn over and deliver to Bank each Bank Payment Deliverable, in kind, and in the exact form received, no later than three (3) Business Days after receipt thereof (or, if an Event of Default has occurred and is continuing, no later than one (1) Business Day after receipt thereof), and concurrently, endorse to Bank any instrument or other form of payment payable to Seller, but which is to be paid to Bank under this Agreement, and (B) not release any Bank Payment Deliverable to any other Person without Bank’s prior written consent. Nothing contained in this Section authorizes or permits payment to Seller or any other Person (other than Bank) of any amounts which are required under this Agreement to be paid directly to Bank.

(b)           Any and all Bank Document Deliverables required hereunder to be delivered to the Custodian shall be delivered to the Custodian pursuant to the terms and conditions of this Agreement.  Without limiting the foregoing, any and all Bank Document Deliverables received by Seller at any time (and any and all Bank Document Deliverables that are or are deemed to be in or under the custody, possession or control of Seller at any time) shall be held in trust by Seller as the property and for the benefit of Bank.  In such event, Seller shall (i)hold in trust for Bank, and as the property and for the benefit of Bank, the Bank Document Deliverables and (ii) (A)immediately turn over and deliver to the Custodian each Bank Document Deliverable no later than three (3) Business Days after receipt thereof (or, if an Event of Default has occurred and is continuing, no later than one (1) Business Day after receipt thereof) (except that Seller may deliver the applicable Bank Document Deliverables to the Custodian by such later time, if any, permitted by the express terms of this Agreement or the Custodial Agreement) and (B) not release any Bank Document Deliverable to any Person (other than the Custodian).  Nothing contained in this Section authorizes or permits the delivery to Seller or any other Person (other than the Custodian) of any Bank Document Deliverables which are required under this Agreement and the Custodial Agreement to be delivered directly to the Custodian.

(c)           The Mortgage Loan Files for Participated Mortgage Loans (other than any portions thereof which constitute Bank Document Deliverables or which have been delivered to Bank) shall be held in trust by Seller as the property and for the benefit of Bank.  Seller shall (i) hold in trust for Bank, and as the property and for the benefit of Bank, such Mortgage Loan Files and (ii) (A) upon the occurrence and during the continuance of an Event of Default, turn over and deliver to Bank such Mortgage Loan Files no later than three (3) Business Days after Bank’s request, and (B) not release such Mortgage Loan Files to any Person (other than Bank) except as otherwise expressly permitted hereunder.

5.13        Application of Payments.  Any and all sums received by Bank in connection with any Participation Interest in a Participated Mortgage Loan (including, subject to Section 4.4, the proceeds from the sale to a Take-Out Purchaser of a Participated Mortgage Loan) shall be applied and disbursed by Bank in the following order upon Bank’s actual receipt of such sums:

(a)           To the payment of all outstanding fees, costs and expenses assessed or incurred by Bank and chargeable under this Agreement or any other Warehouse Document with respect to such Participated Mortgage Loan;

(b)           To the payment of Bank’s accrued but unpaid interest with respect to such Participated Mortgage Loan at the Participation Interest Rate;

(c)           To the payment of all outstanding principal under such Participated Mortgage Loan allocable to Bank’s Participation Interest therein;

(d)           Upon the occurrence and continuation of an Event of Default only, if required by Bank, to the payment of any outstanding amounts set forth in clauses (a), (b) and (c) of this Section with respect to any other Participated Mortgage Loan, to be applied and disbursed by Bank in the order set forth in such clauses above;

(e)           To any other amounts due by Seller to Bank hereunder, including any amounts necessary to replenish the Pledged Account in order to maintain the Minimum Pledged Balance; and

(f)            Thereafter, as otherwise required to be in compliance with this Agreement.

If the amount received by Bank in connection with the sale of a Participated Mortgage Loan to a Take-Out Purchaser is insufficient to pay any and all amounts payable to Bank under clauses (a), (b) and (c) of this Section with respect to such Mortgage Loan, then Bank shall be entitled to offset and apply available funds in the Pledged Account to satisfy the deficiency in such amounts payable to Bank.  In such event, if after resorting to the foregoing described sources of payment, any amounts remain payable to Bank under clauses (a), (b) or (c) of this Section with respect to such Participated Mortgage Loan, then Seller shall immediately pay such amounts to Bank on demand.

In the event that Bank offsets or applies any funds in the Pledged Account to satisfy amounts payable to Bank, then Seller shall immediately deposit funds into the Pledged Account in the amount required to fully restore the Minimum Pledged Balance.  Bank shall be under no duty at any time to apply any amounts due from any Take-Out Purchaser or from any other Person with respect to any purchase of any Participated Mortgage Loan until Bank has actually received such amounts in immediately available funds.  Further, notwithstanding anything herein to the contrary, Bank shall be under no duty at any time to apply any amounts representing Take-Out Purchaser Payments except pursuant to the procedures set forth in this Section and Section 4.4.

5.14        Warehouse Program Guide.

(a)           Seller agrees to materially comply at all times with all of the provisions of the Warehouse Program Guide (as amended by this Agreement) in effect from time to time.  Notwithstanding anything herein to the contrary, each Participated Mortgage Loan:  (i) shall be subject to the provisions of the Warehouse Program Guide (as amended by this Agreement) in effect as of the Purchase Date for such Participated Mortgage Loan; and (ii) shall not be subject to any material amendment, modification or supplement to the Warehouse Program Guide which occurs after the Purchase Date for such Participated Mortgage Loan.  The Warehouse Program Guide (as amended by this Agreement) is hereby incorporated into this Agreement by reference as if it was fully set forth herein.

(b)           Bank shall make available to Seller the Warehouse Program Guide by:  (i) emailing it to Seller; or (ii) by providing a written copy of the Warehouse Program Guide to Seller, in each case Bank will make a commercially reasonable effort to provide notice prior to the proposed effective date of such version of the Warehouse Program Guide.  Bank may, in its sole discretion, amend, modify or supplement the Warehouse Program Guide from time to time.  If Bank shall have provided to Seller written copies of any amendments, modifications or supplements to the Warehouse Program Guide, then such amendments, modifications or supplements to the Warehouse Program Guide shall become effective as to Seller upon Seller’s receipt thereof.

(c)           Notwithstanding the foregoing or any other provision of this Agreement or the Warehouse Program Guide to the contrary, the Warehouse Program Guide is hereby amended with respect to Seller as follows:

(i)            The entire section of the Warehouse Program Guide entitled “Lending Guidelines” (and any similar section included in any future version of, or amendments to, the Warehouse Program Guide relating to lending or underwriting guidelines) is hereby deleted in its entirety and replaced with the following:

“Each Participated Mortgage Loans will be underwritten in accordance with the applicable Agency guidelines in effect as of the date of origination of such Participated Mortgage Loan, or if such Participated Mortgage Loan would not be eligible for sale to any Agency, Seller’s underwriting guidelines as approved by Bank and in effect as of the date of origination of such Participated Mortgage Loan.”

(ii)           Notwithstanding any provision of the Warehouse Program Guide, Seller shall not be obligated to upload any borrower application to Bank’s systems.

(d)           Each submission of a Request by Seller to Bank shall constitute:  (i) the ratification by Seller of the provisions of the Warehouse Program Guide in effect as of the Purchase Date (as amended by this Agreement) for the Mortgage Loan that is the subject of the Request; and (ii) the agreement by Seller to be bound by all of the provisions of the Warehouse Program Guide in effect as of such Purchase Date (as amended by this Agreement) applicable to the Mortgage Loan that is the subject of the Request.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Bank, to Seller’s knowledge and belief, after due inquiry, as of the Effective Date and on the date of each Advance hereunder:

6.1          Organization and Good Standing.  Seller is duly organized, validly existing, and in good standing under the Laws of the state of its formation, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of Seller’s business and property requires the same, except where failure to so qualify would not be reasonably likely (individually or in the aggregate) to have a Material Adverse Effect.

6.2          Authorization and Power.  Seller has:  (a) the requisite power and authority to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement, the other Warehouse Documents to which Seller is a party, and all of the other documents herein contemplated to be executed by Seller or otherwise to be executed by Seller from time to time in connection herewith; (b) all requisite authority, power, licenses, permits and franchises to conduct its business; and (c) received, has in its possession, and will maintain in full force and effect and in good standing, any and all federal, state and local licenses or approvals which may be necessary for Seller to undertake the actions required of it pursuant to this Agreement and to conduct its business.  No consent or approval of any Person is required (other than such consents and approvals already obtained by Seller) in order for Seller to legally execute, deliver, and comply with the terms of the Warehouse Documents to which it is a party.

6.3          No Conflicts.  Not the execution and delivery of this Agreement, the other Warehouse Documents to which Seller is a party, or any other documents to be executed in connection herewith, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any applicable Law, or any loan agreement, lease, promissory note, indenture, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which Seller or any of its Property may be bound or be subject, or violate any provision of the documents creating or governing Seller.

6.4          Enforceable Obligations.  This Agreement and each other Warehouse Document to which Seller is or will become a party are or upon execution will be the legal, valid and binding obligations of Seller, are enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other Laws of general application relating to the enforcement of creditors’ rights.

6.5          Financial Condition.  Seller has delivered to Bank copies of its most recent balance sheet, and the related statements of income, stockholders’ equity and changes in financial position for the year ending on the date indicated therein, audited by independent certified public accountants; such financial statements are true and correct in all material respects, fairly present the financial condition of Seller as of such date and have been prepared in accordance with GAAP as of the date hereof; there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long term commitments) of Seller which are not reflected in such financial statements; and no change having a material adverse effect has occurred in the financial condition or business of Seller since the date of such financial statements.

6.6          Material Agreements.  To Seller’s knowledge, Seller is not in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Properties is bound, and the execution of this Agreement and the other Warehouse Documents to which Seller is a party, and Seller’s performance of its duties and obligations hereunder and thereunder, will not cause a default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which Seller is a party or by which any of its Properties is bound.

6.7          Disclosure of Proceedings.  Except as previously disclosed to Bank in writing prior to the Effective Date or pursuant to Section 7.15, there are no:  (a) (i) Proceedings by any Governmental Authority pending, or to the knowledge of Seller, threatened against Seller or (ii) any other Proceedings pending, or to the knowledge of Seller, threatened against Seller which, if determined adversely to Seller, would have a Material Adverse Effect; or (b) outstanding or unpaid judgments against Seller that will have a Material Adverse Effect.

6.8          Taxes.  All tax returns required to be filed by Seller in any jurisdiction have been filed.  All taxes, assessments, fees and other governmental charges upon Seller or upon any of its Properties, income or franchises (which, if unpaid, would have a Material Adverse Effect on Seller or its ability conduct its business or perform its obligations under this Agreement or any other Warehouse Document) have been paid (if applicable, prior to the time that such taxes, assessments, fees or other governmental charges could give rise to a Lien), other than those being protested in good faith by appropriate proceedings, with respect to which Seller has set aside reasonable and appropriate reserves.

6.9          No Approvals Required.  Neither the execution and delivery by Seller of this Agreement and the other Warehouse Documents to which Seller is a party, nor the consummation by Seller of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action in respect of, any Governmental Authority or other Person.

6.10        Representations Regarding Participated Mortgage Loans.  Each Participated Mortgage Loan is in all material respects in compliance with the provisions of the Warehouse Program Guide (as amended by this Agreement).  Without limiting the generality of the foregoing, Seller hereby represents and warrants to Bank with respect to each Participated Mortgage Loan:

(a)           (i) Seller has acquired all right, title and interest in and to the Participated Mortgage Loan, free and clear of any Liens or other interest of any Person (other than Seller) in and to the Participated Mortgage Loan; (ii) the related Mortgage Note contains all necessary endorsements required to render such Mortgage Note payable to the order of Seller, and such endorsements are valid and enforceable under applicable Law, except where such enforceability may be limited by bankruptcy or other similar federal or state laws limiting the rights of creditors generally, whether in law or in equity; and (iii) all right, title and interest in and to the documents evidencing the Participated Mortgage Loan have been transferred and assigned to Seller, free and clear of any Liens or other interests of any

Person (other than Seller), and such transfer and assignment is valid and enforceable under applicable Law, except where such enforceability may be limited by bankruptcy or other similar federal or state laws limiting the rights of creditors generally, whether in law or in equity.

(b)           The Mortgage Loan Documents for such Participated Mortgage Loan have been duly executed by the Borrower, and where applicable, acknowledged, and recorded; and the Participated Mortgage Loan is valid and complies with all applicable lending Laws and Laws applicable to the sale of the Participated Mortgage Loan to Seller.

(c)           There has been no assignment, sale or hypothecation of the Participated Mortgage Loan by Seller, and Seller owns the Participated Mortgage Loan free and clear of all Liens and other encumbrances.

(d)           The full amount of the Participated Mortgage Loan has been funded in immediately available funds; the outstanding principal balance of the Participated Mortgage Loan is as stated in the Request; all costs, fees and expenses incurred in making, closing and recording the Participated Mortgage Loan has been paid; no part of the related Mortgaged Property has been released from the Lien of the Security Instrument; the terms of the Participated Mortgage Loan have in no way been changed or modified from that represented in the Request.

(e)           The related Mortgaged Property is in good repair and is free from substantial damage.

(f)            All applicable Laws have been complied with, including (as applicable) the S.A.F.E. Act, the Dodd Frank Act, the Interagency Appraisal Guidelines, the Real Estate Settlement Procedures Act, Regulation X, the Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Fair Housing Act, the Flood Disaster Protection Act, the Federal Truth in Lending Act of 1968 and Regulation Z, the Depository Institutions Deregulation and Monetary Control Act of 1980, the Garn St. Germain Depository Institutions Acts of 1982, the Cranston Gonzales Affordable Housing Act, the Home Mortgage Disclosures Act, and regulations issued pursuant thereto, usury limitations, and all conditions within the control of Seller as to the validity of the insurance or guaranty as required by the National Housing Act of 1934, and the rules and regulations thereunder, or as required by the Servicemen’s Readjustment Act of 1944, and the rules and regulations thereunder, or by the mortgage insurers and other insurers, have been properly satisfied, and said insurance or guaranty is valid and enforceable or is in process.

(g)           The endorsement of the related Mortgage Note in blank by or on behalf of Seller (whether executed by Seller or by Bank pursuant to the power of attorney herein granted in connection with any Event of Default) and the assignment of the related Mortgage Note, Security Instrument and the other Participated Mortgage Loan documents (whether executed by Seller or by Bank pursuant to the power of attorney herein granted in connection with any Event of Default) will be valid and enforceable under all applicable Law.

(h)           At the time the Participated Mortgage Loan was originated or purchased by Seller, such Participated Mortgage Loan complied fully with Seller’s underwriting guidelines, which have been approved in writing in advance by Bank, in effect as of the origination (with respect to any Participated Mortgage Loan originated by Seller) or purchase date (with respect to any Participated Mortgage Loan purchased by Seller) of such Participated Mortgage Loan.

(i)            All conditions as to the validity of the applicable insurance as required by all applicable Laws and by private mortgage insurance companies or other insurers, if and to the extent applicable, will have been properly satisfied and said insurance is valid and enforceable.

(j)            Seller has obtained, and has in its possession, in due form, all documentation (except those documents executed at the closing of the Participated Mortgage Loan, which are or will be, at such time, in the possession of the Escrow Agent, or has been submitted for recording and not yet returned to Seller and except for the original executed Mortgage Note, which is either in the possession of the Escrow Agent or has been shipped or delivered by Seller or Escrow Agent to the custody of Custodian) required to legally effect such Participated Mortgage Loan prior to or upon closing, and all such documentation will be held and delivered to Bank or its designee pursuant to the terms and conditions of this Agreement.

(k)           Other than payments due but not yet [***] days or more delinquent, no default will exist as to the Participated Mortgage Loan.

(l)            The Participated Mortgage Loan is valid and, to Seller’s knowledge, secured by a valid first Lien on the related Mortgaged Property, and the related Mortgaged Property is free and clear of all Liens, claims and encumbrances having priority over the Lien of the Participated Mortgage Loan except for Permitted Encumbrances.  A Title Policy will be furnished to Bank or its designee and will insure Seller its successors and/or assigns) as the holder of the Mortgage Note for the Participated Mortgage Loan, and its successors and assigns, with respect to the Participated Mortgage Loan, without exceptions other than Permitted Encumbrances, as holding the first Lien against the related Mortgaged Property for the full amount of the Participated Mortgage Loan.

(m)          No payment required under the Participated Mortgage Loan is [***] days or more delinquent nor has any payment under the Participated Mortgage Loan been [***] days or more delinquent at any time since the origination of the Participated Mortgage Loan; there are no defaults by the Borrower or, to Seller’s knowledge, the maker of the Participated Mortgage Loan or any of its successors or assigns in complying with the terms of the Participated Mortgage Loan; to Seller’s knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges relating to any of the related Mortgaged Property which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid.

(n)           Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a Person other than the Borrower, directly or indirectly, for the payment of any amount required by the Participated Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Participated Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest.

(o)           To Seller’s knowledge, all of the improvements which are included for the purpose of determining the appraised value of the related Mortgaged Property lie wholly within the boundaries of the Mortgaged Property and do not encroach upon building restriction lines, and no improvements on adjoining properties encroach upon the Mortgaged Property (except those encroachments which the title insurer has affirmatively insured over).

(p)           With respect to each Correspondent Originated Mortgage Loan in which Bank elects to purchase a Participation Interest, Seller represents and warrants to Bank that:  (i) Seller is not a “mortgage originator” or “loan originator” under applicable Law with respect to such Correspondent Originated Mortgage Loan; and (ii) the originator of such Correspondent Originated Mortgage Loan is a registered and licensed “mortgage originator” and “loan originator” under applicable Law with respect to such Correspondent Originated Mortgage Loan, and to Seller’s knowledge, such originator is in compliance with all other applicable Laws with respect to such Correspondent Originated Mortgage Loan.

(q)           With respect to each Broker Originated Mortgage Loan, Seller represents and warrants to Bank that:  (i) the originator and the related mortgage loan broker are each a “mortgage originator” or “loan originator” under applicable Law with respect to such Broker Originated Mortgage Loan; and (ii) the mortgage loan broker for such Broker Originated Mortgage Loan is a registered and licensed “mortgage originator” and “loan originator” under applicable Law with respect to such Broker Originated Mortgage Loan, and to Seller’s knowledge, such mortgage loan broker is in compliance with all other applicable Laws with respect to such Broker Originated Mortgage Loan.

For purposes of this Section 6.10 and the representations and warranties set forth in this Section, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when (i) the event, circumstance or condition that gave rise to such breach no longer exists at the time Seller shall have obtained knowledge of such breach, (ii) such representation or warranty is in all material respects true and correct, and (iii) such breach no longer adversely effects the applicable Mortgage Loan, Bank’s Participation Interest therein or the other transactions contemplated hereby.  Except for breaches of any representations or warranties that are deemed to be cured pursuant to the preceding sentence, Seller shall notify Bank promptly and as soon as practicable after obtaining knowledge of any breach of a representation or warranty set forth in this Section.

6.11        Other Warehousing Facilities.  Any and all mortgage warehousing facilities of Seller (other than with Bank) in effect as of the Effective Date hereof are identified on Exhibit G.

6.12        Affiliate Escrow Agents.  Any and all title companies and other Persons that provide closing services in connection with residential mortgage loan transactions which are directly or indirectly owned or controlled by Seller or under common ownership or control with Seller (each an “Affiliate Escrow Agent”) as of the Effective Date are identified on Exhibit H. Seller has delivered to Bank true, correct and complete copies of the financial statements for each Affiliate Escrow Agent.

6.13        Survival of Representations.  All representations and warranties by Seller herein shall survive the termination or expiration of this Agreement and the making of any and all Advances.  Any and all investigations at any time made by or on behalf of Bank shall not limit, impair or diminish Bank’s right to rely on any and all representations and warranties by Seller herein.

ARTICLE 7
AFFIRMATIVE COVENANTS

At all times prior to the Agreement Termination Date (and thereafter if expressly required hereunder), Seller covenants and agrees with Bank that:

7.1          Financial Statements and Reports.  Seller shall furnish to Bank the following, all in form and detail satisfactory to Bank:

(a)           Promptly after becoming available, and in any event within ninety (90) days after the close of each fiscal year of Seller, an audited balance sheet of Seller as of the end of such year, and an audited statement of income and retained earnings of Seller for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent certified public accountants acceptable to Bank, which report shall be to the effect that such statements have been prepared in accordance with GAAP;

(b)           If requested by Bank, on or before the last day of any calendar month, a statement of income and expenses of Seller for the prior calendar month;

(c)           Promptly after becoming available, and in any event within forty-five (45) days after the close of each fiscal quarter of Seller, a balance sheet of Seller as of the end of such fiscal quarter, a statement of income and retained earnings for such fiscal quarter and an operating statement of Seller for such fiscal quarter setting forth in comparative form the corresponding figures for the corresponding fiscal quarter of the preceding fiscal year, prepared in accordance with GAAP and certified by the principal financial officer of Seller (provided that Bank agrees that Seller’s timely delivery of the Compliance Certificate in the form set forth in Exhibit E-1 hereof shall satisfy such requirement);

(d)           Weekly hedging reports, in such form and content required by Bank; and

(e)           Such other information concerning the business, Properties or financial condition of Seller, or regarding any Participated Mortgage Loan, as Bank may reasonably request.

7.2          Taxes and Other Liens.  Seller shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property (and have a Material Adverse Effect) or the Mortgage Loans; provided, however, Seller shall not be required to pay any such tax, assessment, charge, levy or claim regarding its Property (other than with respect to Participated Mortgage Loans) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Seller and if Seller shall have set up reserves therefor adequate under GAAP.

7.3          Maintenance.  Seller shall:  (a) maintain its existence and all of its licenses, permits, franchises, qualifications and rights that are necessary in order for Seller to conduct its business; and (b) observe and comply in all material respects with all applicable Laws.  Without limiting the generality of the foregoing, Seller shall at all times maintain all Agency Approvals required with respect to the Participated Mortgage Loans in good standing.

7.4          Further Assurances.  Seller shall promptly cure any defects in the execution and delivery of this Agreement and any other Warehouse Document.  Seller shall, at its expense, promptly execute and deliver to Bank, upon Bank’s reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Seller in this Agreement, the other Warehouse Documents and all documents executed in connection herewith.  In addition, Seller will provide Bank with any reasonable documentation and information required by Bank relating to the business and background of Seller and its directors, officers, employees and representatives, and any certifications reasonably required by Bank to verify Seller’s compliance with any applicable Laws.

7.5          Accounts.  To facilitate the transfer of funds contemplated by this Agreement, Seller shall establish and maintain at Bank each of the Accounts.

7.6          Use of Electronic Platform.  Seller shall be required to use the Internet-based electronic platform established by Bank (as modified, replaced, enhanced or upgraded by Bank from time to time, the “Electronic Platform”) in connection with the purchase and sale of Participation Interests and the other transactions contemplated in this Agreement, subject to the following:

(a)           Bank hereby grants to Seller a revocable, non-exclusive, non-transferable license to access and use the Electronic Platform solely for the limited purpose of facilitating the sale by Seller to Bank of Participation Interests and the other transactions contemplated by this Agreement.  Seller shall not permit any Person to utilize the Electronic Platform other than employees or agents of Seller who have been approved in advance by Bank in writing (each an “Authorized User”).

(b)           Seller shall take all reasonable precautions to prevent unauthorized Persons from obtaining access to or use of the Electronic Platform.  Bank shall have the right to rely upon any information received in the Electronic Platform from any Person using a password assigned to an Authorized User, and will incur no liability for such reliance.  Seller shall be responsible for securing such passwords and shall be responsible for any actions taken using such passwords.  In the event of any breach of the security measures established by Bank, including use of the Electronic Platform by any unauthorized Person, Bank shall have the right to immediately terminate or suspend access to the affected portion of the Electronic Platform by Seller and their Authorized Users until such time such breach has been secured to Bank’s satisfaction.

(c)           Bank shall not be required to perpetually license, maintain, service or support the Electronic Platform.  Bank may at any time discontinue the Electronic Platform by providing written notice thereof to Seller.  In addition, Bank may at any time terminate the license granted to Seller to use, and Seller’s access to, the Electronic Platform by providing written notice thereof to Seller.  Bank reserves the right to modify, replace, enhance or upgrade the Electronic Platform from time to time in Bank’s sole discretion.  If Bank elects to terminate the Electronic Platform, it shall give Seller no less than sixty (60) days advance written notice of such intention and provide Seller with replacement procedures, reasonably acceptable to Seller, for conducting business pursuant to this Agreement.

(d)           SELLER UNDERSTANDS AND AGREES THAT THE ELECTRONIC PLATFORM IS BEING LICENSED, DELIVERED AND MADE AVAILABLE “AS IS”, “WHERE IS”, “WITH ALL FAULTS”, AND WITH ANY AND ALL LATENT AND PATENT DEFECTS, WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY BY BANK, AND BANK HEREBY DISCLAIMS AND SELLER HEREBY WAIVES ANY AND ALL IMPLIED REPRESENTATIONS, WARRANTIES AND COVENANTS.  EXCEPT AS EXPRESSLY STATED HEREIN, BANK HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BANK HEREBY DISCLAIMS AND RENOUNCES ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES.

(e)           Seller is fully aware of the inherent security risks of any Internet-based application (such as the Electronic Platform) and, in particular, the risk that unauthorized third-parties may through unauthorized use, “hacking”, “Trojan horses”, viruses or otherwise be able to access and manipulate the use of the Electronic Platform and the data made available thereby without Bank in any way being aware that the user is not Seller.  Seller voluntarily assumes all such risks.  SELLER WILL RELEASE HOLD HARMLESS AND INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES WHICH ARE RELATED TO ANY UNAUTHORIZED PARTY’S ACCESS, OBTAINED AS A RESULT OF SELLER’S ACCESS TO THE ELECTRONIC PLATFORM THAT RESULTS IN THE DIVERSION, MISAPPROPRIATION OR USE

OF THE INFORMATION MADE AVAILABLE THROUGH THE ELECTRONIC PLATFORM OR SELLER’S FUNDS AT BANK OR OTHERWISE.  PROVIDED HOWEVER, THAT SELLER SHALL BE UNDER NO OBLIGATION TO HOLD HARMLESS AND INDEMNIFY THE INDEMNIFIED PARTY FOR ANY LOSSES THAT ARE A RESULT OF WILLFUL MISCONDUCT OR NEGLIGENCE BY THE BANK AND/OR ITS AGENTS.

(f)            Notwithstanding anything in this Section to the apparent contrary, the provisions of this Section shall not be deemed to limit or release Bank from its obligations under Section 10.26.

7.7          Reimbursement of Expenses.  Seller shall pay, upon demand by Bank, any and all reasonable and documented out-of-pocket fees and expenses incurred by Bank in negotiating or entering into, or in administering or enforcing its rights or remedies, under this Agreement or any other Warehouse Document, which amounts shall include all court costs, reasonable external attorneys’ fees (including for trial, appeal or other proceedings), reasonable fees of auditors and accountants, and investigation expenses reasonably incurred by Bank in connection with any such matters.  Seller and Bank shall otherwise each be responsible for their own out -of -pocket expenses unless expressly provided otherwise in this Agreement or any other Warehouse Document.  For the avoidance of doubt, the parties acknowledge and agree that Seller shall be responsible for paying directly to the Custodian all fees and expenses required to be paid by Seller to the Custodian under the Custodial Agreement, and Seller shall not be required to pay to Bank any amounts in connection with the custodial services provided by the Custodian thereunder unless otherwise expressly set forth in the Custodial Agreement.

7.8          Insurance.  Seller shall at all times maintain in force and effect such insurance required under the Warehouse Program Guide (as amended by this Agreement).  Without limiting the generality of the foregoing, such insurance shall be issued by such insurers, insure against such risks, be in such form, have such coverage amounts, deductibles, limits and retentions, contain such endorsements and otherwise be in such form, as required under the Warehouse Program Guide (as amended by this Agreement).

7.9          Accounts and Records.  Seller shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, including the sale of any Participation Interests to Bank, in accordance with GAAP.

7.10        Books and Records.  Seller agrees to maintain customary books and records relating to the Participation Interests sold by Seller to Bank hereunder.  Upon request, Seller shall furnish to Bank copies of any of Seller’s books and records and financial statements relating to the Participation Interests purchased by Bank from Seller hereunder.

7.11        Mortgage Loan Files.  Except as expressly permitted or required hereunder, and subject to the provisions of Section 5.12, at all times after the Purchase Date for any Participated Mortgage Loan, Seller shall have and maintain the Mortgage File for such Participated Mortgage Loan.

7.12        Document Retention.  With respect to each Participated Mortgage Loan, Seller will maintain in its files all records relating to such Participated Mortgage Loan for the period of time required by applicable Law.  Within five (5) Business Days following any demand therefor (or, if an Event of Default has occurred and is continuing, immediately upon demand, Seller will supply Bank with copies (which may be delivered electronically) and/or originals of any such records.

7.13        Right of Inspection.  Seller shall permit any officer, employee, agent or representative of Bank during normal business hours:  (a) with at least five (5) Business Days written notice (or, if an Event of Default has occurred and is continuing, without any notice), to examine Seller’s books and records, accounts and any and all files, records and documents relating to the Mortgage Loans in which Bank has purchased Participation Interests (including any in-file credit reports), and to make copies and extracts of any and all of the foregoing; and (b) to discuss the affairs, finances, books and records, and accounts of Seller with Seller’s officers, accountants and auditors and other representatives.

7.14        Audit.  Seller shall permit any third-party consultant engaged by Bank and acceptable to Seller (each an “Auditor”), at the expense of Seller, to inspect and conduct an audit of Seller’s business operations and records related thereto during normal business hours and upon no less than thirty (30) days’ notice; provided, however, if such audit is conducted by Bank more than once during any fiscal year, and such additional audit is not the result of the occurrence of an Event of Default, Bank shall be responsible for the fee payable to the Auditor that performed such additional audit.  In connection with each audit, Seller shall cooperate with the Auditor and will cause Seller’s employees, agents and contractors to cooperate with the Auditor, and Seller shall furnish or cause to be furnished to the Auditor such information and documentation the Auditor may consider necessary or useful in connection with the performance of the audit.

7.15        Notice from Seller of Certain Events.

(a)           Seller shall promptly, but in any event within [***] days of obtaining knowledge thereof (or by such earlier time if expressly required hereunder), notify Bank in writing of any event or circumstance or notice thereof which has had, or could reasonably be expected to have, a Material Adverse Effect.  Without limiting the generality of the foregoing, Seller shall promptly, but in any event within [***] days of receipt, deliver to Bank copies of all notices and other documents and correspondence from any Governmental Authority regarding any alleged or potential material non-compliance with the Dodd-Frank Act or any other applicable Law related to the financing and sale of Mortgage Loans, provided that Seller shall not be obligated to deliver copies of any such notices and other documents and correspondence to the extent restricted by obligations of confidentiality or applicable law.

(b)           Seller shall furnish to Bank immediately upon becoming aware of the existence of any Event of Default, a written notice specifying the nature and period of existence thereof and the action which Seller is taking or proposes to take with respect thereto.

(c)           Seller shall promptly, but in any event within [***] days of obtaining knowledge thereof, notify Bank in writing regarding:  (a) any new mortgage warehousing facilities after the Effective Date; and (b) any mortgage warehousing facility of Seller with respect to any material change to the maximum amount of any such facility and as to any termination, suspension or non-renewal of any such facility, or any default by Seller under any such mortgage warehousing facility.

(d)           Seller shall promptly, but in any event within [***] days of obtaining knowledge thereof, notify Bank in writing regarding any new Affiliate Escrow Agents arising after the Effective Date.

(e)           Seller shall promptly, but in any event within [***] days of obtaining knowledge thereof, notify Bank in writing regarding any unauthorized use of the Electronic Platform.

(f)            Seller shall promptly, but in any event within [***] days of obtaining knowledge thereof, notify Bank if any of Seller’s current Chief Executive Officer, Chief Investment Officer or Chief Operating Officer ceases for any reason to hold that office, or to continuously perform the duties of that office, and within a reasonable period of time Seller has not found an executive to fill such vacant office with at least the same level of experience and ability as the person being replaced.

7.16        Compliance with Warehouse Documents.  Seller shall promptly and fully perform, observe and comply with any and all provisions of this Agreement and the other Warehouse Documents to which Seller is a party.

7.17        Financial Covenants.  At all times prior to the Agreement Termination Date (and thereafter if expressly required), Seller shall promptly and fully perform, observe and comply with the provisions set forth in Exhibit E.

7.18        INDEMNIFICATION.  SELLER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS BANK AND ITS SUCCESSORS AND ASSIGNS, EACH AFFILIATE OF BANK, AND EACH OF ITS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, AND ATTORNEYS (COLLECTIVELY, THE “INDEMNIFIED  PARTIES”) FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, CLAIMS, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE OUT OF POCKET ATTORNEYS’ FEES AND EXPENSES), ACTIONS, PROCEEDINGS, OR DISPUTES INCURRED OR SUFFERED OR TO WHICH ANY INDEMNIFIED PARTY MAY BECOME SUBJECT (COLLECTIVELY, “INDEMNIFIABLE  COSTS”) WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO THIS AGREEMENT, THE OTHER WAREHOUSE DOCUMENTS, THE PARTICIPATED MORTGAGE LOANS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING DUE TO THE UNMARKETABILITY OF ANY PARTICIPATED MORTGAGE LOAN RESULTING FROM:  (A) ANY NEGLIGENT OR FRAUDULENT ACT OR OMISSION OF SELLER OR ITS AGENTS OR EMPLOYEES; (B) ANY BREACH BY SELLER OF ANY MATERIAL WARRANTY OR REPRESENTATION CONTAINED HEREIN; (C) ANY BREACH BY

SELLER OF ANY MATERIAL TERM OR CONDITION OF THIS AGREEMENT; (D)ANY MISCALCULATIONS AND OTHER ERRORS WHICH RESULT FROM SELLER’S INDEPENDENT PROCESSING PROCEDURES OR ITS MISUSE OR ALTERATION OF ANY FORMS OR DOCUMENTS PROVIDED OR APPROVED BY BANK; OR (E) ANY FAILURE BY SELLER TO COMPLY WITH ANY LAW IN PERFORMING ITS OBLIGATIONS UNDER THIS AGREEMENT OR LAW RELATED TO THE ORIGINATION, SERVICING OR ADMINISTRATION ANY PARTICIPATED MORTGAGE LOAN, EXCEPT, IN EACH CASE, TO THE EXTENT SUCH INDEMNIFIABLE COSTS RESULT FROM AN INDEMNIFIED PARTY’S BAD FAITH, NEGLIGENCE OR WILLFUL MISCONDUCT.  BANK MAY EMPLOY AN ATTORNEY OR ATTORNEYS TO PROTECT OR ENFORCE ITS RIGHTS, REMEDIES AND RECOURSES UNDER THIS AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS, AND TO ADVISE AND DEFEND BANK WITH RESPECT TO ANY SUCH ACTIONS AND OTHER MATTERS.  SELLER SHALL REIMBURSE BANK FOR ITS REASONABLE OUT-OF-POCKET ATTORNEYS’ FEES AND EXPENSES (INCLUDING EXPENSES AND COSTS FOR EXPERTS) WHEN BILLED FOR THE SAME, WHETHER ON A MONTHLY OR OTHER TIME INTERVAL, AND WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED OR CONCLUDED.  ALL OTHER AMOUNTS FOR INDEMNIFIED COSTS SHALL BECOME DUE AND PAYABLE WHEN ACTUALLY INCURRED BY THE APPLICABLE INDEMNIFIED PARTY AND UPON PRESENTMENT OF REASONABLE BACKUP DOCUMENTATION TO THE INDEMNIFYING PARTY.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

7.19        Interest Rate Hedging.  Seller shall at all times hedge against the interest rate risk associated with any and all Mortgage Loans owned in whole or in part by Seller in accordance with Seller’s interest rate risk policies.

ARTICLE 8
NEGATIVE COVENANTS

At all times prior to the Agreement Termination Date (and thereafter if expressly required hereunder), Seller covenants and agrees with Bank that:

8.1          Transfer of Ownership Interest.  Without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed, no transfer, assignment or hypothecation to any Person of the direct ownership interest in Seller shall occur if such transfer, assignment or hypothecation shall result in such Person holding [***] or more of the direct ownership interest in Seller.

8.2          No Merger, etc. Without the prior written consent of Bank, Seller shall not:  (a) become a party to any merger or consolidation; (b) purchase or otherwise acquire all or any part of the assets or shares or other evidence of beneficial ownership of any Person; (c) sell or otherwise transfer all or substantially all of the assets or Properties of Seller to any other Person; or (e) wind-up, dissolve or liquidate; provided, however, that Seller may, without the prior written consent of Bank, and provided that an Event of Default is not existing and will not occur as a result thereof:  (i) merge or consolidate with any Person if Seller is the surviving and controlling entity,

(ii) in the ordinary course of Seller’s mortgage banking business, sell equipment that is uneconomic or obsolete, and (ii) buy and sell Mortgage Loans, mortgage servicing rights and related assets.  If Seller takes such action while no sums are outstanding hereunder, such action must be disclosed to Bank in writing and approved by Bank in writing prior to Bank making any further Advances hereunder.

8.3          Fiscal Year; Method of Accounting.  Seller shall not, without giving prior written notice to Bank, change its fiscal year or method of accounting.

8.4          Actions with respect to Mortgage Loans.  Seller shall not:

(a)           Release the Lien of any Security Instrument of any Participated Mortgage Loan;

(b)           Grant, create, incur, permit or suffer to exist any Lien upon the Mortgaged Property which is security for any Participated Mortgage Loan, except for the Lien granted under the Security Instrument for such Participated Mortgage Loan; or

(c)           Sell, transfer or assign any of Seller’s right, title and interest in or to any Participated Mortgage Loan to any Person except as expressly provided in this Agreement, or otherwise with the prior written consent of Bank.

8.5          Compliance with Material Agreements.  Seller shall not permit any default to occur with respect to any material agreement, indenture, mortgage or document binding on it or affecting its Property or business, if such default may have a Material Adverse Effect.

8.6          Representations Regarding Interests Sold.  Seller will not represent to any Person that Seller owns all or any portion of the Participation Interests purchased by Bank under this Agreement.

ARTICLE 9
EVENTS OF DEFAULT;
CERTAIN RIGHTS AND REMEDIES OF BANK

9.1          Events of Default.  An Event of Default shall exist if any one or more of the following occurs:

(a)           Seller shall fail to punctually make any payment of fees or other sums when due hereunder, or under any other Warehouse Document to which it is a party or other document executed in connection herewith, and such failure shall continue for a period of [***] Business Days following written notice to Seller of such delinquency (provided that Bank shall not be required to provide any such [***] Business day grace period more than [***] times in any [***] month period);

(b)           The failure or refusal of Seller to perform, observe or comply with any covenant or agreement contained in this Agreement, any other Warehouse Document or any other document executed in connection herewith, which failure or refusal is not otherwise addressed in this Section, and such failure or refusal continues for a period of [***] days following written notice to Seller of such breach (provided that Bank shall not be required to provide any such [***] day grace period more than [***] times in any [***] month period);

(c)           Any material statement, warranty or representation made at any time by Seller in this Agreement, any other Warehouse Document or any document executed in connection herewith, or in any writing, or any statement or representation made in any certificate, report, or opinion delivered to Bank pursuant to any Warehouse Document, is false, misleading or erroneous in any material respect at the time made, and such breach (to the extent such breach is capable of cure) continues uncured for a period of [***] days following written notice to Seller of such breach (provided that Bank shall not be required to provide any such [***] day grace period more than three [***] in any [***] month period).  Notwithstanding the foregoing, if such breach is intentionally false or calculated to mislead, then such [***] day grace period shall not apply;

(d)           Default shall occur (after the expiration of any applicable grace and cure periods) (i) in the punctual payment of any material indebtedness of Seller owing to any Person (other than Bank), or in the performance, observance or compliance with any other covenant, agreement or obligation of any agreement executed in connection therewith, in each such case, which permits a demand for, or requires, the early repayment of obligations due by Seller and such other Person has exercised such acceleration under any such documents; or (ii) under any financial accommodations extended by any Person (other than Bank) to Seller in order to finance the origination by Seller of residential mortgage loans on a short-term basis until such time as such mortgage loans are sold to third parties, which default permits the termination of such financial accommodations or requires the repurchase of the mortgage loans financed thereunder, and such Person has terminated such financial accommodations or has required the repurchase of such mortgage loans in connection with such default;

(e)           Seller shall:  (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such Person or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy, admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any action for the purpose of effecting any of the foregoing;

(f)            An involuntary petition or complaint shall be filed against Seller seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it, or of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within [***] days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Person or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of [***] days;

(g)           Seller shall fail within [***] days to pay, bond or otherwise discharge any judgment or order for payment of money in excess of the Maximum Judgment Amount that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being contested in good faith;

(h)           Any default or event of default shall occur (after the expiration of any applicable grace and cure periods) under any documents evidencing, securing or pertaining to any indebtedness of Seller to Bank, in each such case, which permits a demand for, or requires, the early repayment of obligations due by Seller and Bank has exercised such acceleration under such documents;

(i)            Any Person shall levy on, seize, or attach all or any material portion of the Property of Seller which is not permanently dismissed or discharged within [***] days after commencement of such action;

(j)            The failure of Seller to repurchase any Participation Interest in a Mortgage Loan due to failure to deliver any Closing Deliverables pursuant to the provisions of this Agreement;

(k)           The dissolution of Seller; or

(l)            Any material adverse change in the financial condition of Seller from the condition shown on the financial statements submitted to Bank and relied upon by Bank in connection with the execution of this Agreement, which change would materially and adversely affect the ability of Seller to perform the obligations of any such party to Bank under any Warehouse Document, the materiality and adverse effect of such change in financial condition to be reasonably determined by Bank in accordance with its credit standards and underwriting practices in effect at the time of making such determination.

9.2          Default Remedies.  Upon the occurrence and continuation of an Event of Default, without any presentment, demand, protest, notice of protest and nonpayment, or other notice of any kind, all of which are hereby expressly waived by Seller, Bank may, in its sole and absolute discretion, immediately:  (a) terminate or suspend Seller’s right hereunder to submit any Request to Bank for Bank to purchase Participation Interests; (b) pursuant to the power of attorney conferred to Bank by Seller in connection with this Agreement (and in reliance of Section 10.18 in the event that Bank exercises the following remedy after the occurrence of an Event of Default specified in Sections 9.1(e) or (f)), sell in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as Bank shall reasonably deem satisfactory, any or all right, title and interest of Bank and Seller in and to any or all Participated Mortgage Loans and apply the proceeds thereof to the aggregate outstanding Advances made by Bank in connection with such Participated Mortgage Loans and to any other amounts payable to Bank in connection with this Agreement or any other Warehouse Document, in such order and amounts determined by Bank; (c) exercise its rights and remedies under any Pledge Agreement, or other Warehouse Document; and/or (d) exercise any other right or remedy otherwise available to Bank under this Agreement or any other Warehouse Document or at law or in equity.  Notwithstanding the foregoing, if an Event of Default specified in Sections 9.1(e) or (f) occurs, fees and other sums due hereunder shall become automatically and immediately due and payable, both without any action by Bank and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

9.3          Option to Purchase Retained Percentage.  Without limiting the generality of Section 9.2, upon the occurrence of an Event of Default, Bank shall have the right at any time, in its sole and absolute discretion, to purchase from Seller the Retained Percentage in any or all Participated Mortgage Loans (the “Retained Interest Purchase Option”).  To effect the purchase by Bank from Seller of the Retained Percentage in any Participated Mortgage Loan in connection with Bank’s exercise of the Retained Interest Purchase Option, Bank shall pay to Seller an amount (the “Retained Interest Purchase Price”) equal to (a) the then -outstanding principal balance of such Participated Mortgage Loan, as of the date of the exercise by Bank of the Retained Interest Purchase Option, less (b) the amount of Bank’s pro rata share of any and all principal payments (which are allocable to Bank’s Participation Interest in such Participated Mortgage Loan), determined in accordance with Bank’s Participation Percentage in effect from time to time for such Participated Mortgage Loan, made on such Participated Mortgage Loan during the period of time commencing on the Purchase Date for such Participated Mortgage Loan and ending on the date of the exercise by Bank of the Retained Interest Purchase Option, but that have not been previously paid to Bank, less (c) the amount of Bank’s pro rata share of any and all interest payments (which are allocable to Bank’s Participation Interest in such Participated Mortgage Loan), determined in accordance with the Participation Interest Rate in effect from time to time for such Participated Mortgage Loan, made on such Participated Mortgage Loan during the period of time commencing on the Purchase Date for such Participated Mortgage Loan and ending on the date of the exercise by Bank of the Retained Interest Purchase Option, but that have not been previously paid to Bank, less (d) any other amounts due and payable by Seller to Bank hereunder as of the date of the exercise by Bank of the Retained Interest Purchase Option, by depositing the Retained Interest Purchase Price into the Remittance Account.  Effective immediately upon Bank’s deposit into the Remittance Account of the Retained Interest Purchase Price for the Retained Percentage in any Participated Mortgage Loan, without any further action by or notice to any Person, Bank shall have purchased from Seller such Retained Percentage.

ARTICLE 10
MISCELLANEOUS

10.1        Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or other financial or accounting computation is required to be made for the purposes of this Agreement or any other Warehouse Document, such determination shall be made in accordance with GAAP.  In addition, any accounting term used in this Agreement or any other Warehouse Document shall have, unless otherwise specifically provided therein, the meaning customarily given to such term in accordance with GAAP or other method of accounting acceptable to Bank.

10.2        Time.  Time is of the essence of each and every term of this Agreement and the other Warehouse Documents.

10.3        Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Agreement or any other Warehouse Document or the exhibits or addenda hereto or thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the content of such articles, sections, subsections or other divisions, such content being controlling as to the agreement between the parties hereto.

10.4        Seller’s Status.  It is agreed that the relationship of Seller and Bank hereunder shall be that of the seller and purchaser of interests in Mortgage Loans.  Seller and Bank are not partners or joint venturers, and nothing contained herein shall be construed to create a partnership, joint venture or similar relationship between the parties.  Seller shall not act as or hold itself out to the public as being an agent for Bank, but is to act in all loan origination, administration and servicing matters hereunder for itself and in its name only, except to the extent that Seller is required under this Agreement to act as a trustee with fiduciary duties to hold for the benefit of Bank the Participated Mortgage Loans and the related Mortgage Loan Documents, and any and all funds and receipts, whether as principal, interest, escrows or otherwise, in respect of any Participated Mortgage Loan, and to make the remittances of any and all such documents and funds as specified in this Agreement.  It further is agreed that Seller, as trustee, shall not assign its responsibilities under this Agreement except in accordance with this Agreement.

10.5        Notices.  Any and all notices, requests and other communications required or permitted to be given under or in connection with this Agreement or any other Warehouse Document, except as otherwise provided herein or therein, shall be in writing and mailed or sent by electronic mail to the respective address, and to the attention of the designated recipient, provided below and provided again on the signature page of this Agreement for Seller (or to such other address or to such designated recipient, as either party may designate in a written notice to the other party furnished pursuant to this Section).  Such notices, requests and other communications so sent shall be deemed to have been given immediately if made by electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), or one (1) day after sending by recognized national overnight courier company, signature of recipient required if to Seller or Bank; any notice, request and other communication sent by any other means shall be deemed made when actually received in writing by the designated recipient of the party to which notice is provided in accordance with this Section.  Notwithstanding the foregoing, Requests or communications related to a Request shall not be effective until actually received by Bank.

Bank’s address for notices is:

TEXAS CAPITAL BANK, N.A.
2221 Lakeside Boulevard, Suite 800

Richardson, Texas 75082
Attention:             Bruce Karda
Email:  bruce.karda@texascapitalbank.com

Seller’s address for notices is:

AmeriHome Mortgage Company, LLC
1 Baxter Way, Suite 300
Thousand Oaks, CA 91362-3888

With copies to:

AmeriHome Mortgage Company, LLC
1 Baxter Way, Suite 300
Thousand Oaks, CA 91362-3888

and

AmeriHome Mortgage Company, LLC
1 Baxter Way, Suite 300
Thousand Oaks, CA 91362-3888
Attention:  Legal Department
Email:  legal@amerihome.com

10.6        Amendments and Waivers.  Subject to Section 10.7, any provision of this Agreement or any other Warehouse Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties to this Agreement, such Warehouse Document or such other documents, as the case may be.  The acceptance of Bank at any time and from time to time of part payment on any amounts payable to Bank hereunder shall not be deemed to be a waiver of the balance of such amounts.  No waiver by Bank of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default.  No waiver by Bank of any of its rights or remedies under this Agreement, any other Warehouse Document, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Bank.  No delay or omission by Bank in exercising any right or remedy under this Agreement or any other Warehouse Document shall impair such right or remedy or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under this Agreement, any other Warehouse Document or otherwise.

10.7        Amendment Due to Government Regulation.  Both Bank and Seller understand that Bank is subject to the supervision of various Governmental Authorities.  Should any

Governmental Authority direct Bank to discontinue any practice set forth herein or to amend the terms hereof, Bank shall take immediate action to do so and shall notify Seller of such action.  Seller hereby consents to such action and agrees to enter into any amendment or termination hereof as may be reasonably required by Bank to bring Bank into full compliance with applicable Laws.

10.8        Participations.  Seller agrees that Bank may elect, at any time and in its sole discretion, to sell, assign and convey an undivided percentage ownership interest, or grant an undivided participation interest, in all or any portion of the Participation Interests (or any portion of any such Participation Interest) to one or more financial institutions, private investors and/or other Persons (collectively, “Participants”).  In the event that Bank elects to include Participants, bank shall either (i) cause such Participant to agree to the provisions of Section 10.26, or (ii) cause such Participant to enter into such other agreement relating to confidentiality as Bank and Seller shall mutually agree upon, in each case prior to Bank disclosing any confidential or proprietary information of Seller protected by this Agreement (including without limitation as described in Section 10.26).

10.9        Invalidity.  In the event that any one or more of the provisions contained in this Agreement or any other Warehouse Document, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or the other Warehouse Documents.

10.10      Survival.  All covenants, agreements, representations and warranties made herein and in any other Warehouse Document shall continue in full force and effect as long as Bank has the right to purchase Participation Interests hereunder and until all obligations to Bank hereunder and thereunder have been fully satisfied and discharged.  Without limiting the generality of the foregoing, termination of this Agreement by either party pursuant to the terms of this Agreement shall not relieve Seller of:  (a) its duties, obligations, representations, warranties, covenants, agreements or indemnities which accrued under this Agreement prior to the Advance Request Termination Date or the Agreement Termination Date; or (b) performance of its duties and obligations hereunder so long as there is any Participated Mortgage Loan which does not constitute a Retired Participated Mortgage Loan.

10.11      Successors and Assigns.  All covenants and agreements contained by or on behalf of Seller in this Agreement or any Warehouse Document shall bind Seller’s successors and assigns and shall inure to the benefit of Bank and its successors and assigns.  Seller shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Bank, which consent shall not be unreasonably withheld.

10.12      Renewal.  If, as of the Effective Date, Bank holds any outstanding undivided percentage ownership interests (each an “Existing Participation Interest”) in any Mortgage Loan purchased by Bank from Seller pursuant to a written mortgage warehouse agreement or similar written agreement executed by Bank and Seller prior to the Effective Date (as amended or modified from time to time, the “Existing Warehouse Agreement”), then, as of the Effective Date, unless expressly agreed to otherwise by Seller and Bank in writing after the date of the Existing Warehouse Agreement:  (a) Seller shall not have any rights under the Existing Warehouse Agreement to request Bank to purchase additional undivided percentage ownership interests in

Mortgage Loans, and any and all such requests and purchases on or after the Effective Date shall be governed by the terms and conditions of this Agreement; (b) any and all Existing Participation Interests shall continue but shall be subject to the terms and conditions of this Agreement from and after the Effective Date; and (c) the Existing Warehouse Agreement shall automatically terminate and cease to be in force and effect (except with respect to the provisions of the Existing Warehouse Agreement which expressly survive termination) without any action or notice.  The terms of this Section supersede and modify any and all inconsistent provisions in any Existing Warehouse Agreement.

10.13      Consent or Approval.  Except where a standard has been otherwise expressly provided in this Agreement or the other Warehouse Documents (sole discretion, reasonable, commercially reasonable, etc.), in any instance under this Agreement or the other Warehouse Documents where the approval, consent or the exercise of judgment of a party is required:  (a) the granting or denial of such approval or consent and the exercise of such judgment shall be (i) within the sole and absolute discretion of such party and (ii) deemed to have been given only by a specific writing intended for that purpose and executed by such party; and (b) in order to be effective, such approval, consent or exercise of judgment must be given by such party prior to the applicable action to be taken by requiring approval, consent or exercise of judgment, unless otherwise agreed to in writing by such party.  Each provision for consent, approval, inspection, review, or verification by a party is for such party’s own purposes and benefit only.

10.14      Cumulative Rights.  The rights and remedies of Bank under this Agreement and any other Warehouse Document shall be cumulative, and shall be in addition to any rights and remedies of Bank at law or in equity.

10.15      Governing Law.  Seller has signed this Agreement and submits it to Bank for acceptance at Bank’s offices in Richardson, Collin County, Texas.  Seller and Bank shall make all payments and perform all other obligations arising hereunder at Collin County, Texas, and this Agreement is made and entered into at Collin County, Texas.  This Agreement and all of the terms and conditions hereof and the rights of the parties hereto shall be governed by and interpreted in accordance with the Laws of the State of Texas and venue for any legal action brought hereunder shall lie in Collin County, Texas or Dallas County, Texas.

10.16      Seller’s Understanding.  Seller has read this Agreement and has had the opportunity to seek and/or receive counsel from an attorney of Seller’s choice as to the effects hereof.

10.17      Nature of Transactions.

(a)           The relationship established by this Agreement and the other Warehouse Documents between Bank and Seller is that of a seller and purchaser of Participation Interests in Mortgage Loans, and not that of a lender and borrower.  Subject to Section 10.17(b), it is the intention of Bank and Seller that:  (i) the purchase and sale of each Participation Interest hereunder shall be treated and construed as a sale by Seller to Bank, and the purchase by Bank from Seller, of a certain undivided percentage ownership interest in the related Mortgage Loan and the related Mortgage Loan Documents; and (ii) each sale of a Participation Interest by Seller to Bank, and each purchase of a

Participation Interest by Bank from Seller, is a sale of an undivided interest in a promissory note to Bank, and that pursuant to Section 9.109 of the UCC of the State of Texas, Bank and Seller’s characterization of each such sale and purchase of a Participation Interest as a purchase and sale of such Participation Interest shall be conclusive that (A) the transaction is a sale and is not a secured transaction and (B) legal and equitable title has passed to Bank in the Mortgage Loan and Mortgage Loan Documents in which Bank acquired such Participation Interest.

(b)           Neither Party has made or hereby makes any representations or warranties to the other Party, and hereby disclaims any such representations or warranties, regarding the accounting or tax treatment to be applied to any Participation Interest (including whether any such Participation Interest qualifies for “sale” treatment under any applicable accounting rules, regulations or standards).  Each Party hereby agrees that it has and will make its own independent determination regarding the accounting and tax treatment to be applied to each Participation Interest, and has not relied upon the other Party in any manner in making such determination.  The accounting or tax treatment applied by any Party with respect to any Participation Interest shall not be binding upon the other Party, shall not be used by the other Party in any manner inconsistent with, and shall not affect, the Parties’ intent hereunder that any and all transactions pursuant to which Bank pays a Purchase Price to Seller is (other than for accounting purposes) a sale by Seller to Bank, and the purchase by Bank from Seller, of a certain undivided percentage ownership interest in the related Mortgage Loan and Mortgage Loan Documents and that legal and equitable title has passed to Bank in the Mortgage Loan in which Bank acquired such Participation Interest.

(c)           If any court of competent jurisdiction shall deem any transaction involving Bank, Seller or any Participation Interest governed by this Agreement to be a loan, extension of credit or a secured financing, or if any court of competent jurisdiction shall determine that any purported Participation Interest in any purported Participated Mortgage Loan (or any portion thereof) is the property of Seller or shall otherwise not have been sold by Seller to, and purchased by, Bank, as contemplated herein, then notwithstanding anything herein or in any other Warehouse Document to the contrary:  (i) as of the Effective Date, Bank shall have (and Seller shall have been deemed to have pledged, assigned and granted to Bank) a first priority security interest in and to the Collateral to secure the prompt and complete payment and performance of any and all of Seller’s indebtedness and obligations to Bank under this Agreement and the other Warehouse Documents; and (ii) any and all amounts received by Bank with respect to any Participated Mortgage Loan may be applied in such order and priority as Bank may determine.  For this purpose, this Agreement shall constitute a security agreement in accordance with the UCC, and Bank shall have all the rights of a secured creditor with respect to such security.

10.18      Repurchase Agreement.  It is expressly stipulated to be the intent of Bank and Seller, and understood and agreed by Bank and Seller, that (a) this Agreement constitutes a “repurchase agreement” under Section 101(47) of the Bankruptcy Code and (b) pursuant to Sections 362(b), 555 and 559 of the Bankruptcy Code, the rights of Bank under this Agreement related to the sale and repurchase of Mortgage Loans (including, the rights of Bank hereunder, upon the occurrence of an Event of Default, to liquidate and/or foreclose on the Mortgage Loans in which it holds Participation Interests) shall not be stayed, avoided or otherwise limited by the operation of any provision of the Bankruptcy Code.

10.19      Usury Savings Provision.  It is expressly stipulated to be the intent of Bank and Seller, and understood and agreed by Bank and Seller, that this Agreement:  (a) does not represent a loan from Bank to Seller; and (b) allows Bank to purchase the Participation Interests for its own account and for a short term investment.  If, notwithstanding the foregoing or the terms of this Agreement, a court of competent jurisdiction establishes a loan or extension of credit within this Agreement from Bank to Seller, then the parties to this Agreement hereby understand, acknowledge and agree that in such event:  (a) Seller shall be the underlying obligor of that loan or extension of credit established by such court of competent jurisdiction; (b) Seller is utilizing the proceeds of that loan or extension of credit established by such court of competent jurisdiction for business, commercial, investment, or similar purposes; and (c) Seller has determined that it is beneficial to use any and all proceeds of that loan or extension of credit established by such court of competent jurisdiction to establish collateral for that loan or extension of credit established by such court of competent jurisdiction by:  (i) making deposits at Bank; (ii) purchasing certificates of deposit from Bank; and/or (iii) establishing other accounts at Bank.  Additionally, it is the stipulated, understood and agreed to be the intent of Bank and Seller that this Agreement shall at all times comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as hereinafter defined), if any, or applicable United States federal law to the extent that such law permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law.  For purposes of this provision, “Indebtedness” shall mean all indebtedness, if any, evidenced, referenced, described, or established by a court of competent jurisdiction under this Agreement, and all amounts payable in the performance of any covenant or obligation in any of the other documents or any other communication or writing by or between Bank and Seller related to the transaction or transactions that are the subject matter of this Agreement, or any part of such Indebtedness, if any.  If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, if any, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Bank’s and Seller’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined), if any, shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Bank, if any, shall be credited on the principal balance of the Indebtedness, if any, or, if the Indebtedness, if any, has been or would thereby be paid in full, refunded to Seller, and the provisions of this Agreement and any underlying documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Indebtedness has been paid in full before the end of the stated term hereof, then Bank and Seller agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Seller that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Seller to Bank and/or refund such excess interest to Seller.  If and to the extent Indebtedness is determined to exist by a court of competent jurisdiction, then Seller hereby agrees that as a condition precedent to any claim seeking usury penalties against Bank, Seller will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Seller or crediting such excess interest against the Indebtedness, if any, then owing by Seller to Bank.  All sums contracted for, charged, taken, reserved or received by Bank for the use, forbearance or detention of Indebtedness, if any, shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Agreement (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness, if any, does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness, if any, for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Agreement or any other part of the Indebtedness, if any.  If and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, then notwithstanding anything to the contrary contained herein or in any of underlying documents referenced herein, it is not the intention of Bank to accelerate the maturity of any interest, if any, that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.  If and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, then the terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other underlying documents referenced within this Agreement or in any other document or instrument pertaining to the Indebtedness.  As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved in accordance with the applicable Laws of the State of Texas (or applicable United States federal law to the extent that such law permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees, charges and any other value whatsoever made in connection with the transaction evidenced by this Agreement.  To the extent United States federal law permits contracting for, charging, taking, receiving or reserving a greater amount of interest than under Texas law, then such United States federal law will be relied upon instead of Texas law for the purpose of determining the Maximum Lawful Rate.  Additionally, if and to the extent any Indebtedness is determined to exist under this Agreement by a court of competent jurisdiction, to the extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time utilize any other method of establishing the Maximum Lawful Rate under Texas law or under other applicable law by giving notice, if required, to Seller as provided by such applicable law now or hereafter in effect.

10.20      WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SELLER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER WAREHOUSE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

10.21      Joint and Several Liability.  The liability of all Persons obligated to Bank in any manner under this Agreement shall be joint and several.  If more than one Person shall execute this Agreement as “Seller”, then the term “Seller” as used herein and in the other Warehouse Documents shall refer both to each such Person individually and to all such Persons collectively.

10.22      Reserved.

10.23      Electronic Transmission of Data.  Bank and Seller agree that certain data related to Mortgage Loans (including confidential information, documents, applications and reports) and the transactions contemplated by this Agreement may be transmitted electronically, including over the Internet and/or through the use of the Electronic Platform.  This data may be transmitted to, received from or circulated among agents and representatives of Seller and/or Bank and their affiliates, and other Persons involved with the subject matter of this Agreement subject to and in accordance with Section 10.26.  Seller and Bank each acknowledges and agrees that there are risks associated with the use of electronic transmission and that neither Party controls the method of transmittal or third party service providers and that neither party has any obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt, or third party interception of such transmissions.

10.24      Force Majeure.  Neither Party shall be responsible for any failure or delay of its performance hereunder by reason of fire, flood or other natural disasters, lockout, acts of public enemy, riot, insurrection or any interruption, failure or defects in internet, telephone or other interconnection service or in electronic or mechanical equipment or any other cause beyond the reasonable control of such Party (“Force Majeure Event”).  During the duration of any Force Majeure Event, each affected Party will use commercially reasonable efforts to avoid or remove such Force Majeure Event and will take reasonable steps to resume its performance under this Agreement with the least possible delay.

10.25      Limitation of Liability.  Neither Bank nor any other Indemnified Party shall have any liability with respect to, and Seller hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by Seller in connection with, arising out of, or in any way related to, this Agreement or any of the other Warehouse Document, or any of the transactions contemplated by this Agreement or any of the Warehouse Document.

10.26      Confidentiality.

(a)           Confidential Information.  Bank and Seller hereby acknowledge and agree that all information provided before or after the date hereof by one party to any other in connection with any Warehouse Document or the transactions contemplated hereby which the receiving party knows or reasonably should know is the confidential or proprietary information of the disclosing party (for the avoidance of doubt consumer or other non-public personal and financial information of any Borrower or Seller shall always be considered confidential information), whether furnished by or on behalf of Bank or Seller or any of their representatives including without limitation:  (i) all knowledge or information concerning the business, operations and assets of Bank or Seller or their respective affiliates, which for the avoidance of doubt, shall include, without limitation, internal operating procedures; methodologies; investment strategies; hedging strategies; structuring strategies and concepts; trade secrets; sales data; vendor data and customer lists (existing and potential); financial plans, projections and reports; product strategies; and investment strategies; (ii) all property owned, licensed and/or developed by or for Bank or

Seller or their respective affiliates, such as computer systems, programs, software and devices, plus information about the design, methodology and documentation therefor; (iii) information about or personal to Bank or Seller or their respective affiliates, insureds, employees, agents and applicants (for jobs or products) of any of the foregoing and (iv) information, materials, products or any other tangible or intangible assets in the possession or the control of Bank or Seller or their respective affiliates, which is proprietary to, or confidential to or about, any other person or entity (the “Confidential Information”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent set forth in clause (b) below.  Confidential Information shall not include information that (A) is or becomes part of the public domain through no fault of Bank or Seller, as applicable, or its Permitted Recipients (as defined below) in violation of this Agreement; (B) is already known to Bank or Seller, as applicable, or any of its Permitted Recipients on a non-confidential basis prior to disclosure of such information by either party; (C) is subsequently received by Bank or Seller, as applicable, or its Permitted Recipients from a third party who Bank or Seller, as applicable, or its Permitted Recipients’ is not aware of any restriction on the disclosure of such information by a contractual, legal, fiduciary or other obligation owed to Bank or Seller, as applicable.

(b)           Permitted Disclosures.  Notwithstanding clause (a) above, Bank and Seller, as applicable, shall be permitted to disclose, on a confidential basis, Confidential Information to the extent that (i) it is necessary in connection with any Warehouse Document or Participation Interests to do so in working with its affiliates, legal counsel, actuaries, auditors, directors, officers, employees (“Permitted Recipients”); (ii) taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws; or (iii) in the event of an Event of Default, Bank determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Participation Interests, the related Mortgage Loans or otherwise to enforce or exercise Bank’s rights hereunder.  Further, notwithstanding clause (a) above, Bank shall may permitted to disclose Confidential Information to actual and potential Sub Participants pursuant to, and in compliance with, the provisions of Section 10.8.

(c)           Involuntary Disclosures.  If Bank or Seller shall at any time be involved in any litigation, arbitration, administrative, legal, regulatory or other proceeding or if Bank or Seller and/or its respective Permitted Recipients is otherwise required by law, regulation or other legal process, in each case, in which such party and/or its Permitted Recipient, on the advice of its own legal counsel, may be or becomes required to disclose any Confidential Information in violation of this Agreement (a “Legal Proceeding”), whether in discovery or otherwise, including by any oral question, subpoena, interrogatory, deposition, request for documents or information, order, writ, rule, regulatory, or other legal process, such party and/or its Permitted Recipients shall, if such party and/or its Permitted Recipients may lawfully do so, promptly notify the other party of the receipt of such Legal Proceeding whereupon such other party may seek an appropriate protective order or other relief at such other party’s own expense.  Bank or Seller and its respective Permitted Recipients, as applicable, shall cooperate with the other party, at such other party’s expense, to obtain a protective order or other remedy or reasonable assurance that confidential treatment will be afforded the Confidential Information in the Legal Proceeding.  Bank or Seller and/or its respective Permitted Recipients may disclose any Confidential Information in accordance with such Legal Proceeding in the event that the other party fails to timely obtain any protective order or other relief but shall use its reasonable efforts to disclose only that portion of the Confidential Information which is necessary to comply with such Legal Proceeding after taking commercially reasonable steps to ensure that the portion of the Confidential Information so disclosed will be treated confidentially by the party to which it has been so disclosed.  Notwithstanding the foregoing, no notice or other action by Bank or Seller, as applicable, or any of their respective Permitted Recipients shall be required where disclosure of Confidential Information is made in connection with a routine request, or an audit or examination, by a bank examiner, auditor, regulatory authority or supervisory authority that has jurisdiction over the business of Bank or Seller, as applicable.

(d)           Treatment of Confidential Information.

(i)            Bank understands that the Confidential Information may contain information that is subject to, and accordingly Bank represents and warrants to Seller that Bank is subject to internal policies and processes that require Bank and its Permitted Recipients to receive, maintain, store and dispose of such Confidential Information in compliance with, any and all applicable federal, state and local laws, rules, regulations and ordinances governing or relating to privacy rights in connection with its performance under this Agreement including, without limitation, the Gramm Leach Bliley Act (the “GLB Act”).  Such policies and procedures include the implementation of such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of any “nonpublic personal information” that is disclosed to Bank in any manner or for any purpose and that pertains to any “customers” or “consumers” (as all such terms are defined in the GLB Act) of Seller, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information.  Bank further understands that Seller is relying on Bank’s representation and warranty in disclosing the Confidential Information.  Upon written request from Seller, Bank will provide written confirmation of the continued accuracy of this representation and warranty, it being understood that disclosure of information pertaining to specific policies or processes may require a confidentiality undertaking from Seller.

(ii)           Seller represents and warrants to Bank that Seller has implemented measures designed to protect the security and confidentiality of the Confidential Information of Bank against any anticipated threats or hazards to the security or integrity of such Confidential Information that could result in substantial harm or inconvenience to Bank.

(e)           Notwithstanding the foregoing or anything to the contrary contained herein or in any other Warehouse Document, the parties hereto may disclose to any and all

Persons, without limitation of any kind, the federal, state and local tax treatment of the transactions contemplated herein, any fact relevant to understanding the federal, state and local tax treatment of the transactions contemplated herein, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided, that Seller may not disclose the name of or identifying information with respect to Bank or any other Indemnified Party, or any pricing terms or other nonpublic business or financial information (including any financial covenants) that is unrelated to the federal, state and local tax treatment of the transactions contemplated herein and is not relevant to understanding the federal, state and local tax treatment of the transactions contemplated herein, without the prior written consent of Bank.

(f)            The provisions set forth in this Section shall survive the termination of this Agreement.

10.27      Reserved.

10.28      Inconsistencies.  To the extent of any conflict between the provisions of this Agreement and the provisions of any other Warehouse Document, the provisions of this Agreement shall govern and control.  To the extent of any conflict between the provisions of any Warehouse Document and the provisions of the Warehouse Program Guide, subject to Section 5.14, the provisions of the Warehouse Program Guide shall govern and control.

10.29      Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

10.30      ENTIRE AGREEMENT.  THIS WRITTEN AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXECUTED by Seller to be effective as of the Effective Date.

SELLER:

AMERIHOME MORTGAGE COMPANY, LLC, A
DELAWARE LIMITED LIABILITY COMPANY

By:
Name:
Title:

Execution Date: ,20

Seller’s Contact Information for Notices:

AMERIHOME MORTGAGE COMPANY, LLC
1 BAXTER WAY, SUITE 300
THOUSAND OAKS, CA 91362

With Copies to:

AMERIHOME MORTGAGE COMPANY, LLC
1 BAXTER WAY, SUITE 300
THOUSAND OAKS, CA 91362

AMERIHOME MORTGAGE COMPANY, LLC
1 BAXTER WAY, SUITE 300
THOUSAND OAKS, CA 91362
Attention:	LEGAL DEPARTMENT
E-mail:	LEGAL@AMERIIIOME.COM

See Attached

[NOTARY STAMP]

[Bank’s Signature Page Follows]

ACKNOWLEDGMENT

A notary public or other officer completing this
certificate verifies only the identity of the individual
who signed the document to which this certificate is
attached, and not the truthfulness, accuracy, or
validity of that document.

State of California

County of		)

On	before me,
(insert name and title of the officer)

personally appeared
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACCEPTED AND AGREED to by Bank at Richardson, Collin County, Texas, and executed to be effective as the Effective Date.

BANK:

TEXAS CAPITAL BANK,
NATIONAL ASSOCIATION

By:
Name:	Bruce Karda
Title:	Senior Vice President

Execution Date:	8/19/2020	, 20

EXHIBIT LIST

Exhibit A	—	Power of Attorney

Exhibit B	—	Pledge Agreement

Exhibit C	—	Reserved

Exhibit D	—	UCC-1 Financing Statement

Exhibit E	—	Financial Covenants Addendum

Exhibit F	—	Supplemental Provisions Addendum

Exhibit G	—	List of Current Warehouse Facilities

Exhibit H	—	List of Current Affiliate Escrow Agents

Exhibit I	—	Blanket Assignment

EXHIBIT A
(TO MORTGAGE WAREHOUSE AGREEMENT)

POWER OF ATTORNEY

[Follows This Cover Page]

LIMITED POWER OF ATTORNEY

Pursuant to that certain Mortgage Warehouse Agreement (as amended or modified from time to time, the “Warehouse Agreement”) entered into as of JULY 29, 2020 by the undersigned (the undersigned are each individually and collectively referred to herein as “Seller”) and TEXAS CAPITAL BANK.  NATIONAL ASSOCIATION (“Bank”) relating to Bank’s discretionary purchase of Participation Interests in Mortgage Loans.  Seller hereby irrevocably appoints Bank and each officer of Bank as its attorney-in-fact, with hill power of substitution, for, on behalf of, and in the name of Seller, upon the occurrence and continuation of an Event of Default under the Warehouse Agreement, to:  (a) endorse and deliver to any Person any notes.  checks, drafts, money orders or other instruments of payment coming into Bank’s possession and representing any payment made on or with respect to any Participated Mortgage Loan or otherwise received in connection with any Participated Mortgage Loan (including the proceeds from the sale of any such Participated Mortgage Loan received from a Take-Out Purchaser), and any collateral and any Take-Out Purchase Agreement therefor; (b) prepare, complete, execute, deliver and record, and do anything else necessary or desirable to effect.  (i) any endorsement to Bank, any Take-Out Purchaser or any other Person, of any Mortgage Note evidencing a Participated Mortgage Loan, or (ii) any transfer, assignment or conveyance to Bank, any Take-Out Purchaser or any other Person, of arty or all right, title and interest in and to any Mortgage Note and the Mortgage Loan Documents related thereto in which Bank has purchased a Participation Interest (including servicing rights); (c) do anything necessary or desirable to effect the sale, transfer, assignment or conveyance, of any or all right, title and interest of Seller and/or Bank in and to any Participated Mortgage Loan and the related Mortgage Loan Documents related thereto to any Take-Out Purchaser or any other Person:  di commence, Prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Take-Out Purchase Agreement or any Participated Mortgage Loan; (e) sign Seller’s name wherever appropriate, as determined by Bank, to effectuate the purposes of the Warehouse Agreement; and (f) to take any such further action as Bank may deem appropriate, and to act under changed circumstances, the exact nature of which may not be currently foreseen or foreseeable, in order to fully and completely effectuate Bank’s rights under the Warehouse Agreement.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warehouse Agreement.

The powers and authorities herein conferred on Bank may he exercised by Bank through any Person who, at the time of the execution of a particular instrument, is an officer of Bank.  The limited power of attorney conferred herein is granted for a valuable consideration and is coupled with an interest and, therefore, is irrevocable so long as any duties or obligations to Bank under the Warehouse Agreement or the other Warehouse Documents, or any part thereof, shall remain unpaid or otherwise unsatisfied, and so long as Bank may elect to purchase Participation Interests under the Warehouse Agreement.

This appointment shall be construed in accordance with the Laws of the State of Texas, and venue for any proceeding hereunder shall lie exclusively in Collin County, Texas or Dallas County, Texas.

Dated effective as of the Effective Date.

SELLER:

AMERIHOME MORTGAGE COMPANY, LLC

By:
Name:
Title:

***

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the
document to which this certificate is attached, and not the
truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA			) ss:

COUNTY OF			)

On	, 20	before me,		personally
(insert name and title of the officer)

appeared                                                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his her their authorized capacity(ies) and that by his/her their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:	[Seal]

EXHIBIT B
(TO MORTGAGE WAREHOUSE AGREEMENT)

PLEDGE AGREEMENT

[Follows This Cover Page]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is executed made and entered into as of JULY 29, 2020 (but effective as of the Effective Date), by AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY (the foregoing are each individually and collectively referred to herein as “Seller”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

A.            Pursuant to that certain Mortgage Warehouse Agreement entered into as of JULY 29, 2020 by Bank and Seller, as may have been amended or modified from time to time (the “Warehouse Agreement”), Bank has agreed, on a discretionary basis, to purchase Participation Interests in various Mortgage Loans subject to the terms and conditions of the Warehouse Agreement.

B.            As partial consideration for Bank entering into the Warehouse Agreement and/or for Bank to now or hereafter elect to purchase Participation Interests subject to the terms and conditions of the Warehouse Agreement, Seller has agreed, pursuant to the terms and conditions of this Pledge Agreement, to assign and pledge to Bank, and grant Bank a security interest in and to, the Collateral described herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the matters set forth above and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Warehouse Agreement.  In addition, as used in this Pledge Agreement, the following terms shall have the meanings set forth below:

“Collateral” shall mean:  (a) all right, title and interest of Seller in and to each depository and other account established by Seller at Bank related to the Warehouse Agreement, and all funds therein contained and all earnings thereon and proceeds thereof, including, without limitation, the Accounts more particularly described on Schedule 1 attached hereto (collectively, the “Accounts”); and (b) any and all other property included in the definition of “Collateral” as such term is defined in the Warehouse Agreement, but specifically excluding any servicing or escrow accounts relating to the servicing of the related Mortgage Loans.  For the avoidance of doubt, Collateral shall specifically not include any corporate, custodial or other accounts of Seller held at Bank that do not relate to the Warehouse Agreement.

“Secured Obligations” shall mean the Repurchase/Sale Obligations and any and all other indebtedness, obligations and liabilities of Seller to Bank of any kind or character under the Warehouse Agreement or any other Warehouse Document, now existing or

1

hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

2.             Seller hereby pledges and assigns and grants to Bank a continuing security interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

3.             If any Event of Default should occur and be continuing, then Bank may enforce this Pledge Agreement in any manner provided hereunder or at Law or in equity or otherwise.  Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, then Bank may, at its discretion, apply or use any cash held in the Accounts (to the extent of the withdraw value of each Account), and any cash proceeds received by Bank in respect of any sale or other disposition of, collection from, or other realization upon all or any part of the Collateral, towards the satisfaction of the Secured Obligations (provided that Seller shall continue to be liable for any unsatisfied portion of the Secured Obligations).  Should an Event of Default occur and be continuing, Bank may proceed against the Collateral without exhausting its remedies against any Person liable under or with respect to the Warehouse Agreement or any other Warehouse Document or against any other security therefor, whether in court, by foreclosure, by private sale or otherwise, at which Bank may be a purchaser, and without making any election.

4.             Except for Liens in favor of Bank:  (a) as of the Effective Date, no Lien exists on any of the Collateral; and (b) at all times on and after the Effective Date, Seller will not create, incur or suffer to exist any Lien on any of the Collateral.

5.             Nothing in this Pledge Agreement shall be construed as requiring Bank to enforce this Pledge Agreement.  Bank’s failure to do so on one or more occasions shall not affect Bank’s right so to do; nor will enforcement of this Pledge Agreement for less than the full value of any Account impair the effectiveness of this Pledge Agreement as to the remaining value thereof.  Bank may elect to enforce its rights under the Warehouse Agreement or any other Warehouse Document without resort to the remedies provided in this Pledge Agreement.

6.             Bank expressly agrees that at such time as the duties and obligations of Seller under the Warehouse Agreement have been performed and satisfied without the necessity of Bank exercising its rights hereunder or any other Warehouse Document, and no defense against the duties and obligations under the Warehouse Agreement or any other Warehouse Document or adverse claims of ownership to any security therefor is being asserted, then this Pledge shall be released in writing by Bank.

7.             From and after the occurrence and continuation of an Event of Default, Seller authorizes Bank, at Bank’s option, to collect and receive any and all sums becoming due upon the Collateral, such sums to be held by Bank without liability for interest thereon and applied toward the Secured Obligations.  Subject to the terms hereof and the Warehouse Agreement, Bank shall have the full control of each Account until it is released in accordance herewith.  All interest, if any, earned on the Accounts prior to an Event of Default shall be paid to Seller.

8.             Reserved.

2

9.             Bank, in addition to the rights and remedies provided for in the preceding paragraphs, shall have all other rights and remedies of a secured party under the UCC, and shall have the common law rights of set off and banker’s lien, and Bank shall be entitled to avail itself of all such other rights and remedies as may be now or hereafter existing at Law or in equity for the performance of the Secured Obligations, and the foreclosure of the security interest created hereby and the resort to any remedy provided hereunder or provided by the UCC, or by any other Law of the State of Texas, shall not prevent the concurrent exercise or enforcement of any other appropriate remedy or remedies.

10.          The requirement of reasonable notice to Seller of the time and place of any public sale of the Collateral, or of the time after which any private sale or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Seller at the notice address set forth in the Warehouse Agreement, at least ten (10) days before the date of any public sale or at least ten (10) days before the time after which any private sale or other disposition is to be made.

11.          Nothing in the foregoing shall be construed as requiring Bank to enforce this security or to resort to the security hereof in any particular manner excluding other rights or remedies.  Bank’s failure to enforce this security in any fashion on one or more occasions shall not affect its right so to do; nor will enforcement hereof for less than the full extent or value of the Account impair the effectiveness of the security hereof as to any remaining value or interest thereof.  Bank may proceed first to enforce the Secured Obligations without resort to the remedies provided in this Pledge Agreement; in such event the terms of the Warehouse Agreement and the other Warehouse Documents alone shall be controlling and no provisions hereof shall be construed as requiring Bank to perform any condition precedent to the enforcement of such duties and obligations and the security therefor against any and all Persons liable therefor nor prevent the continued holding of the Accounts or other Collateral and the collection of sums thereunder for proper application to the duties and obligations of the Warehouse Agreement.

12.          Bank may remedy any Event of Default, without waiving the same, or may waive any Event of Default without waiving any prior or subsequent Event of Default.

13.          The security interest herein created shall not be affected by or affect any other security taken for the performance of the duties or obligations under the Warehouse Agreement hereby secured, or any part thereof, and any extensions may be made for the performance of such duties and obligations without affecting the priority of this Pledge Agreement or the validity thereof.  Bank and its successors shall not be limited by any election of remedies if it chooses to foreclose this security interest by suit.  The right to sell under the terms hereof shall also exist cumulative with said suit and one method shall not bar the other, but both may be exercised at the same or different times; provided, however, that one shall not be a defense to the other.

14.          Seller represents to and covenants and agrees with Bank that Seller will at any time or from time to time, upon the written request of Bank, execute and deliver such further documents and do such other acts and things as Bank may reasonably specify for the purpose of further assurance and of effecting the purposes of this Pledge Agreement, and otherwise do any and all

3

things and acts whatsoever which Bank may reasonably request in order to perfect this Pledge Agreement and the security interests created thereby.

15.          The law governing this Pledge Agreement shall be the UCC and other applicable laws of the State of Texas, and this Pledge Agreement shall be performable in Collin County, Texas.  Except as otherwise provided herein, all terms used herein which, are defined in the Texas Business and Commerce Code shall have the same meaning herein as in said Code.

16.          If any clause or provision of this Pledge Agreement is illegal, invalid, or unenforceable, under present or future Laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Pledge Agreement shall not be affected thereby.  It is also the intention of the parties hereto that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Pledge Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

17.          The Accounts are delivered herewith or are authorized to be held by Bank.

18.          The term of this Pledge Agreement shall begin on the Effective Date and shall expire ten (10) days after the date on which:  (a) the Warehouse Agreement has terminated in accordance with its terms; and (b) all of the Secured Obligations, and all other indebtedness, obligations and liabilities (if any) secured hereby, have been fully satisfied, paid and performed.  This Pledge Agreement shall be binding upon Seller and inure to the benefit of Bank and its successors and assigns.  Seller may not transfer or assign its duties or obligations hereunder without the prior written consent of Bank.

19.          The liability of all Persons obligated to Bank in any manner under this Pledge Agreement shall be joint and several.  If more than one Person shall execute this Pledge Agreement as “Seller”, then the term “Seller” as used herein shall refer both to each such Person individually and to all such Persons collectively.

20.          THIS WRITTEN AGREEMENT AND THE OTHER WAREHOUSE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

4

EXECUTED by Seller to be effective as of the Effective Date.

SELLER:

AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:
Name:
Title:

***

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the day of              , 20   , by                                                                                                of AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

AGREED TO AND ACCEPTED BY BANK AT RICHARDSON,
COLLIN COUNTY. TEXAS. AS OF THE EFFECTIVE DATE:

TEXAS CAPITAL BANK,
NATIONAL ASSOCIATION

By:
Name:	Bruce Karda
Title:	Senior Vice President

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the
document to which this certificate is attached, and not the
truthfulness, accuracy, or validity of that document.

State of California
County of		)

On	before me.
(insert name and title of the officer)

personally appeared                                                                                                                                         who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

SCHEDULE 1
(TO PLEDGE AGREEMENT)

LIST OF ACCOUNTS

EXHIBIT C
(TO MORTGAGE WAREHOUSE AGREEMENT)

RESERVED

EXHIBIT D
(TO MORTGAGE WAREHOUSE AGREEMENT)

UCC-1 FINANCING STATEMENT

[Follows This Cover Page]

UCC-1 FINANCING STATEMENT
SCHEDULE OF COLLATERAL

DEBTOR:	AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY

SECURED PARTY:	TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

Capitalized terms used but not otherwise defined in this UCC-1 Financing Statement Schedule of Collateral shall have the meanings given to such terms in the UCC-1 Financing Statement Schedule of Defined Terms attached hereto and made a part hereof for all purposes.  Unless otherwise defined in the UCC-1 Financing Statement Schedule of Defined Terms or in this UCC-1 Financing Statement Schedule of Collateral, all capitalized terms used herein shall have the meanings given to such terms in the UCC.

This Financing Statement covers any and all right, title and interest of Debtor in and to any and all Participated Mortgage Loans, wherever the foregoing is located, in which Debtor now has or at any time hereafter has or acquires any right, title or interest, and all Products and Proceeds thereof (collectively, the “Collateral”).  Without limiting the generality of the foregoing, the term Collateral shall include all right, title and interest of Debtor in and to the following, wherever the following is located, in which Debtor now has or at any time hereafter has or acquires any right, title or interest, and all Products and Proceeds thereof:

1.                                      (a) the Mortgage Notes evidencing the Participated Mortgage Loans; (b) the Security Instruments securing the Participated Mortgage Loans and the other Mortgage Loan Documents related to the Participated Mortgage Loans; and (c) any and all other documents relating to the Participated Mortgage Loans (including, without limitation, any and all surveys, appraisals and title insurance commitments and policies);

2.                                      (a) all of the rights of Debtor to the payment of money (including, without limitation, tax refund, insurance proceeds and condemnation proceeds) relating to the Participated Mortgage Loans or the Residential Real Properties securing same; and (b) any other rights ancillary to or securing or relating to the Participated Mortgage Loans;

3.                                      all guaranties, bonds, insurance policies and commitments relating to the Participated Mortgage Loans;

4.                                      all agreements entered into by Debtor relating to the Participated Mortgage Loans (but solely to the extent any such agreement relates to the Participated Mortgage Loans);

5.                                      (a) all Take-Out Purchase Agreements related to the Participated Mortgage Loans; and (b) all rights to sell and deliver Participated Mortgage Loans to purchasers thereof;

6.                                      all proceeds from the sale, financing or other disposition of the Participated Mortgage Loans;

1

7.                                      all of the rights of Debtor in the portion of any Mortgage Backed Securities secured by, created from or representing any interest in the Participated Mortgage Loans;

8.                                      (a) all rights to service, administer or collect the Participated Mortgage Loans; and (b) solely to the extent any such agreements or rights relate to the Participated Mortgage Loans, (i) all agreements pursuant to which Debtor undertakes to service, administer or collect the Participated Mortgage Loans and (ii) all rights to the payment of money on account of such servicing, administration or collection activities;

9.                                      the Deposit Accounts and any and all funds now or hereafter deposited in or otherwise contained in the Deposit Accounts, including, without limitation, any and all interest and other earnings thereon;

10.                               all data, files (including, without limitation, credit files), books, records (including, without limitation, servicing records), correspondence and accounting records, whether in electronic or written form, and software, computer files, computer programs, printouts and other electronic materials or records related to the Participated Mortgage Loans (including, without limitation, all of the foregoing items necessary to administer, service and collect the Participated Mortgage Loans), but solely to the extent any such item relates to the Participated Mortgage Loans; and

11.                               all accounts, chattel paper, commercial tort claims, Deposit Accounts, documents, financial assets, general intangibles, instruments, investment property, securities, securities accounts and other personal property of Debtor of any kind or type, in each case solely to the extent related to the Participated Mortgage Loans.

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UCC-1 FINANCING STATEMENT
SCHEDULE OF DEFINED TERMS

“Borrower” shall mean any Person who is an obligor on or under a Mortgage Loan.

“Debtor” (whether one or more) shall mean each Person identified as “Debtor” in the UCC-1 Financing Statement Schedule of Collateral to which this UCC-1 Financing Statement Schedule of Defined Terms is attached.  If the term “Debtor” includes more than one Person, then the term “Debtor” as used herein shall refer both to each such Person individually and to all such Persons collectively.

“Deposit Accounts” shall mean those certain deposit accounts established by Debtor and maintained at Secured Party pursuant to the Warehouse Agreement.

“Mortgage Backed Security” shall mean a mortgage pass-through security, collateralized mortgage obligation, real estate mortgage investment conduit or other security that:  (a) is based on and backed by an underlying pool of mortgage loans; and (b) provides for payment by its issuer to its holder of a specified principal installments and/or fixed or floating rate of interest on the unpaid balance and for all prepayments to be passed through to its holder.

“Mortgage Loan” shall mean a residential mortgage loan evidenced by a Mortgage Note and secured by a Security Instrument.

“Mortgage Loan Documents” shall mean, with respect to any Mortgage Loan, the Mortgage Note evidencing such Mortgage Loan, the Security Instrument securing such Mortgage Loan and all other agreements, instruments and documents governing, evidencing, guaranteeing or relating to such Mortgage Loan, Mortgage Note or Security Instrument.

“Mortgage Note” shall mean, with respect to any Mortgage Loan, a promissory note evidencing such Mortgage Loan and secured by a Security Instrument.

“Participated Mortgage Loan” shall mean any Mortgage Loan in which Secured Party has elected to purchase a Participation Interest from Debtor pursuant to the terms and conditions of the Warehouse Agreement.  A Mortgage Loan in which Secured Party has purchased a Participation Interest shall cease to be a Participated Mortgage Loan under the Warehouse Agreement (and shall cease to be a Participated Mortgage Loan for purposes of the UCC-1 Financing Statement Schedule of Collateral to which this UCC-1 Financing Statement Schedule of Defined Terms is attached) at such time as such Mortgage Loan is a Retired Participated Mortgage Loan.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Products and Proceeds” shall mean:  (a) any and all “proceeds,” as such term is defined in Chapter 9 of the UCC and, in any event, shall include, but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Debtor from time to time

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with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Tribunal (or any person acting under color of Tribunal) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral; and (b) any and all additions, substitutions, replacements and products of any of the Collateral.

“Residential Real Property” shall mean a single platted lot of land improved with a one-to-four family residence, or a condominium or planned unit development.

“Retired Participated Mortgage Loan” shall mean any Mortgage Loan in which Secured Party has purchased a Participation Interest:  (a) which has been subsequently sold in its entirety to a Take-Out Purchaser and the full amount of the purchase price for such sale has been received and applied by Secured Party (as reflected on the Secured Party’s books and records), all pursuant to the terms of the Warehouse Agreement; (b) for which the Participation Interest in such Mortgage Loan has been subsequently repurchased in its entirety by Debtor from Secured Party and the full amount of the repurchase price for such repurchase has been received and applied by Secured Party, all pursuant to the terms of the Warehouse Agreement; or (c) for which the entire principal balance and all accrued interest for such Mortgage Loan has been subsequently paid in full by the related Borrower, and Secured Party’s pro rata share of such amounts have been received and applied by Secured Party, all pursuant to the terms of the Warehouse Agreement.

“Secured Party” shall mean Texas Capital Bank, National Association.

“Security Instrument” shall mean, with respect to any Mortgage Loan, a full recourse mortgage or deed of trust securing such Mortgage Loan and granting a perfected first priority lien on the Residential Real Property related thereto.

“Take-Out Purchase Agreement” shall mean, with respect to any Participated Mortgage Loan, any and all agreements, commitments or other arrangements for Debtor to sell such Participated Mortgage Loan to any Take-Out Purchaser.

“Take-Out Purchaser” shall mean any Person approved by Secured Party (pursuant to the Warehouse Agreement) for the purchase of any Participated Mortgage Loan.

“Tribunal” shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, agency or instrumentality.

“UCC” shall mean the Uniform Commercial Code of the State of Texas, or other applicable jurisdiction, as it may be amended from time to time.

“Warehouse Agreement” shall mean that certain Mortgage Warehouse Agreement most recently executed by Debtor and Secured Party on or before the date of the filing of this UCC-1 Financing Statement, as the same may from time to time be modified, amended, supplemented, renewed, extended or replaced.

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EXHIBIT E
(TO MORTGAGE WAREHOUSE AGREEMENT)

FINANCIAL COVENANTS ADDENDUM

[Follows This Cover Page]

FINANCIAL COVENANTS ADDENDUM

THIS FINANCIAL COVENANTS ADDENDUM (this “Addendum”) is entered into as of JULY 29, 2020 (but effective as of the Effective Date) by the undersigned executing this Addendum as “Seller” and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”) concurrently with, and as a condition to the effectiveness of, that certain Mortgage Warehouse Agreement (as amended and modified from time to time, the “Warehouse Agreement”) dated of even date herewith, executed by Bank and Seller.  Accordingly, Bank and Seller agree as follows:

1.                                      Financial Covenants.  Seller covenants and agrees that, until the Agreement Termination Date, Seller will, at all times, observe, perform and comply with each of the following covenant(s):

(a)                                 Minimum Tangible Net Worth.  Seller shall maintain Tangible Net Worth of not less than [***].  “Tangible Net Worth” means, at any particular time, all amounts which, in conformity with GAAP, would be properly included as owner’s equity on Seller’s balance sheet, but excluding (i) all assets which are properly classified as intangible assets, and (ii) loans or advances to, or receivables from, any owner, officer or employee of Seller.

(b)                                 Minimum Liquid Assets.  Seller shall maintain Total Eligible Liquidity of not less than [***].  “Total Eligible Liquidity” means, at any particular time, the sum of Seller’s cash, cash equivalents (certificates of deposit and other depository accounts established at FDIC-insured banks), United States government-issued securities and other registered, unrestricted equity or debt securities which are publicly traded on a recognized United States exchange and have been approved by Bank, in its commercially reasonable discretion and which, in all events, are held in Seller’s name and are free and clear of all Liens (except Liens in favor of Bank), as calculated and determined as set forth in Exhibit E-1 attached hereto.

(c)                                  Minimum Pre-Tax Net Income.  Seller shall maintain, on a rolling four quarter basis, minimum pre-tax net income of not less than $1.00.

If Seller is required or permitted under the Warehouse Agreement to deliver to Bank quarterly consolidated financial statements, then the above-described financial covenants will be tested and calculated by Bank based on the consolidated financial information of Seller and each other entity whose financial information is required or permitted by Bank to be set forth on such consolidated financial statements.

After the Effective Date, Seller and Bank may, in their sole discretion, enter into certain written agreements executed by Seller and Bank evidencing or otherwise governing one or more credit facilities extended by Bank to Seller in addition to the financial accommodations evidenced and governed by the Warehouse Agreement (collectively, “Credit Agreements”), which Credit Agreements may include (a) certain financial covenants pertaining to Seller in addition to those contained in this Addendum (each a “New Financial Covenant”) and (b) one or more of the same financial covenants contained in this Addendum, but with certain modified terms pertaining to Seller with respect to each such financial covenant (each a “Modified Financial Covenant”).  In

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such event, unless otherwise agreed to by Bank, the financial covenants contained in this Addendum shall automatically be modified and amended from time to time (a) to include each New Financial Covenant and (b) to include the most recent terms of each Modified Financial Covenant to the extent inconsistent with those contained in this Addendum.  Except as modified and amended in accordance with the terms of the previous sentence, this Addendum shall continue in full force and effect as originally executed and delivered.  The modifications and amendments contemplated hereby shall not be affected by the termination of any Credit Agreement, and shall survive the termination of each Credit Agreement.

2.                                      Intentionally Omitted.

3.                                      Compliance Certificates.  Seller acknowledges Bank has requested, and Seller shall timely prepare and furnish to Bank, the financial statements and reports described in the Warehouse Agreement, plus such additional financial reports and information as Bank may from time to time request.  In addition, Seller shall prepare and submit to Bank, on a quarterly basis and no later than [***] days after the close of each fiscal quarter, a compliance certificate executed by Seller, demonstrating Seller’s compliance with the covenants set forth in Section 1 of this Addendum and the provisions of the Warehouse Agreement, and such substantiation thereof as may be required by Bank, all in such form and content required by Bank from time to time.  A copy of Bank’s current required form of compliance certificate is attached hereto as Exhibit E-1.  Although compliance certificates are to be delivered to Bank on a quarterly basis, Seller shall at all times comply with all covenants set forth in Section 1 of this Addendum and the provisions of the Warehouse Agreement and Bank may test Seller’s compliance with such covenants and provisions at any time.

4.                                      Miscellaneous.  This Addendum is made a part of and is incorporated into the Warehouse Agreement.  The provisions of this Addendum superseded, modify and amend any and all inconsistent or conflicting provisions in the Warehouse Agreement.  Except as hereby modified and amended, the Warehouse Agreement shall remain in full force and effect.  Capitalized terms not otherwise defined in this Addendum shall have the meanings set forth in the Warehouse Agreement.  The liability of all Persons obligated to Bank in any manner under this Addendum shall be joint and several.  If more than one Person shall execute this Addendum as “Seller”, then the term “Seller” as used herein shall refer both to each such Person individually and to all such Persons collectively.

[Signature Page Follows]

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EXECUTED by Seller to be effective as of the Effective Date.

SELLER:

AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:
Name:
Title:

***

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the                 day of                           , 20   , by                                                     of AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

AGREED TO AND ACCEPTED BY BANK AT RICHARDSON,
COLLIN COUNTY, TEXAS.  AS OF THE EFFECTIVE DATE:

TEXAS CAPITAL BANK,
NATIONAL ASSOCIATION

By:
Name:	Bruce Karda
Title:	Senior Vice President

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of                               )

On before me,
(insert name and title of the officer)

personally appeared                                                         who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT E-1
(TO FINANCIAL COVENANTS ADDENDUM
TO MORTGAGE WAREHOUSE AGREEMENT)

COMPLIANCE CERTIFICATE

[Follows This Cover Page]

AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY

COMPLIANCE CERTIFICATE

REPORTING PERIOD:                         , 20     through                     , 20

This Compliance Certificate (this “Certificate”) is being delivered in connection with that certain Mortgage Warehouse Agreement (as amended and modified from time to time, and including all addenda and exhibits thereto, the “Agreement”) entered into as of JULY 29, 2020 executed by TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (“Bank”) and the undersigned executing this Certificate as “Seller”.  Capitalized terms used in this Certificate shall, unless otherwise indicated herein, have the meanings set forth in the Agreement.  On behalf of Seller, the undersigned certifies to Bank as of the last day of the reporting period indicated above (the “Determination Date”) that:  (a) no Event of Default has occurred and is continuing; (b) all representations and warranties of Seller contained in the Agreement and in the other Warehouse Documents are true and correct in all material respects; and (c) the information set forth below and all documents provided to Bank to substantiate the same are true, correct and complete.

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EXHIBIT F
(TO MORTGAGE WAREHOUSE AGREEMENT)

RESERVED

EXHIBIT G
(TO MORTGAGE WAREHOUSE AGREEMENT)

LIST OF CURRENT WAREHOUSE FACILITIES

EXHIBIT H
(TO MORTGAGE WAREHOUSE AGREEMENT)

LIST OF CURRENT AFFILIATE ESCROW AGENTS

Name of Affiliate Escrow Agent (including any d/b/a)	Address
NOT APPLICABLE	NOT APPLICABLE

EXHIBIT I
(TO MORTGAGE WAREHOUSE AGREEMENT)

BLANKET ASSIGNMENT

[Follows This Cover Page]

(Space Above For Recorder’s Use)

ASSIGNMENT OF INTERESTS IN MORTGAGE LOANS

THIS ASSIGNMENT OF INTERESTS IN MORTGAGE LOANS (this “Agreement”) is made and entered into as of JULY 29, 2020 (but effective as of the Effective Date) between AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY (the foregoing are each individually and collectively referred to herein as “Seller”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Bank”).

RECITALS

A.                                    Seller and Bank have executed that certain Mortgage Warehouse Agreement (as amended or modified from time to time, the “Warehouse Agreement”) entered into as of even date herewith, relating to Bank’s discretionary purchase from time to time of Participation Interests from Seller in Mortgage Loans.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Warehouse Agreement.

B.                                    Pursuant to the terms and conditions of the Warehouse Agreement, Seller shall sell, transfer, assign and convey to Bank a Participation Interest in each Mortgage Loan and Mortgage Loan Document related thereto in which Bank elects to purchase a Participation Interest under the Warehouse Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, recitals and the agreements contained in this Agreement and the Warehouse Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and Bank agree after the occurrence and continuation of an Event of Default under the Warehouse Agreement as follows:

1.                                      Seller does hereby irrevocably, absolutely and unconditionally sell, transfer, assign and convey to Bank any and all of Seller’s right, title and interest in and to any and all Participation Interests in Mortgage Loans now or hereafter purchased by Bank from Seller pursuant to the terms of the Warehouse Agreement.  With respect to any Participation Interest purchased by Bank from Seller under the Warehouse Agreement, the sale, transfer, assignment and conveyance by Seller to Bank of all of Seller’s right, title and interest in and to such Participation Interest in such Mortgage Loan shall be automatically effective, and shall be deemed conclusively to have occurred as of the Purchase Date for such Participation Interest, without further action by either party hereto, by operation of the applicable terms and provisions of the Warehouse Agreement.

2.                                      Bank may from time to time append and attach hereto as Schedule A (the “Participation Interest Schedule”) information identifying each Participated Mortgage Loan and Bank’s Participation Interest therein (“Participation Interest Information”), which Participation Interest Information may include with respect to each Participated Mortgage Loan:  (a) the name

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of the related Borrower; (b) the principal amount of the Participated Mortgage Loan; (c) the related Purchase Date; (d) Bank’s related Participation Percentage; (e) Seller’s related Retained Percentage; (f) a description of the related Residential Real Property; and (g) the recording information for the related Security Instrument.  In addition, upon any repurchase of a Participation Interest by Seller pursuant to the terms of the Warehouse Agreement, Bank shall assign such Participation Interest back to Seller and take whatever other action is necessary in order to effectuate such transfer back to Seller Bank may, and shall upon any repurchase of a Participation Interest from Seller, from time to time attach hereto an updated Participation Interest Schedule which reflects the then-current Participation Interest Information (and immediately record such updated schedule if this Agreement has been previously recorded pursuant to paragraph 3 below).

3.                                      Bank may at any time elect to record this Agreement (with a corresponding Participation Interest Schedule) in any real property records of any jurisdiction deemed appropriate from time to time by Bank.  However, any failure by Bank to so record this Agreement shall not limit, impair or otherwise affect the provisions of the Warehouse Agreement or this Agreement.  If Bank at any time requires additional executed originals of this Agreement in order to effect the recording of this Agreement (with any corresponding Participation Interest Schedule) in any jurisdiction deemed appropriate by Bank or for any other reason, Seller shall promptly upon request by Bank execute additional originals of this Agreement as and when required by Bank, and Bank may execute additional copies of this Agreement on Seller’s behalf, as Seller’s attorney-in-fact, pursuant to any power of attorney granted to Bank by Seller under the Warehouse Agreement or any other Warehouse Document.  For the avoidance of doubt, any power of attorney granted to Bank by Seller under any Warehouse Document shall only be effective following the occurrence and during the continuance of an Event of Default under the Warehouse Agreement.

4.                                      The liability of all Persons obligated to Bank in any manner under this Agreement shall be joint and several.  If more than one Person shall execute this Addendum as “Seller”, then the term “Seller” as used herein shall refer both to each such Person individually and to all such Persons collectively.

5.                                      This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Seller and Bank.  Neither party hereto may sell, assign or transfer any right, title or interest hereunder except in accordance with the Warehouse Agreement or with the prior written consent of the other party hereto.  Further, Seller shall not sell, assign or transfer any right, title or interest in the Participated Mortgage Loans in violation of any applicable provisions of the Warehouse Agreement.

6.                                      This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

7.                                      This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

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[Signature Pages Follow]

3

IN WITNESS WHEREOF, each of the parties hereto have duly executed and delivered this Agreement effective as of the Effective Date.

SELLER:

AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY

By:
Name:
Title:

***

STATE OF	§
§
COUNTY OF	§

This document was acknowledged, before me on the                 day of                           , 20   , by                                                     of AMERIHOME MORTGAGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of                               )

On before me,
(insert name and title of the officer)

personally appeared                                    who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

AGREED TO AND ACCEPTED by Bank at Richardson, Collin County, Texas, as of the Effective Date.

BANK:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

***

STATE OF	§
§
COUNTY OF	§

This document was acknowledged before me on the                 day of                           , 20   , by                                                     of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, known to me to be the person who executed this document in the capacity and for the purposes therein stated.

Notary Public, State of

[NOTARY STAMP]

SCHEDULE A
(TO ASSIGNMENT OF INTERESTS IN MORTGAGE LOANS)

PARTICIPATION INTEREST SCHEDULE

[To Be Attached and Updated By Bank From Time to Time]